Exhibit 2.2 UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY Caption in Compliance with D.N.J. LBR 9004-1(b) KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Edward O. Sassower, P.C. (admitted pro hac vice) Christopher Marcus, P.C. (admitted pro hac vice) Derek I. Hunter (admitted pro hac vice) 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 edward.sassower@kirkland.com christopher.marcus@kirkland.com derek.hunter@kirkland.com COLE SCHOTZ P.C. Michael D. Sirota, Esq. Warren A. Usatine, Esq. Felice R. Yudkin, Esq. Court Plaza North, 25 Main Street Hackensack, New Jersey 07601 Telephone: (201) 489-3000 msirota@coleschotz.com wusatine@coleschotz.com fyudkin@coleschotz.com Co-Counsel for Debtors and Debtors in Possession In re: CYXTERA TECHNOLOGIES, INC., et al Debtors.1 Chapter 11 Case No. 23-14853 (JKS) (Jointly Administered) 1 A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.kccllc.net/cyxtera. The location of Debtor Cyxtera Technologies, Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is: 2333 Ponce de Leon Boulevard, Ste. 900, Coral Gables, Florida 33134.

(Page | 2) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 2 REVISED FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER CONFIRMING THE FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF CYXTERA TECHNOLOGIES, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE The relief set forth on the following pages, numbered three (3) through 116, is ORDERED.

(Page | 3) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 3 The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having: a. commenced, on June 4, 2023 (the “Petition Date”), these chapter 11 cases (the “Chapter 11 Cases”) by filing voluntary petitions in the United States Bankruptcy Court for the District of New Jersey (the “Court”) for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);2 b. continued to operate their businesses and manage their properties as debtors in possession in accordance with sections 1107(a) and 1108 of the Bankruptcy Code; c. obtained, on June 29, 2023, the Order (I) Approving the Bidding Procedures and Auction, (II) Approving Stalking Horse Bid Protections, (III) Scheduling Bid Deadlines and an Auction, (IV) Approving the Form and Manner of Notice Thereof, and (V) Granting Related Relief [Docket No. 180] (the “Bidding Procedures Order” and the procedures attached as Exhibit 1 thereto and approved thereby the “Bidding Procedures”); d. obtained, on July 20, 2023, the Order (I) Setting Bar Dates for Submitting Proofs of Claim, Including Requests for Payment Under Section 503(b)(9), (II) Establishing an Amended Schedules Bar Date and a Rejection Damages Bar Date, (III) Approving the Form, Manner, and Procedures for Filing Proofs of Claim, (IV) Approving Notice Thereof, and (V) Granting Related Relief [Docket No. 298] (the “Bar Date Order”); e. filed, on August 7, 2023, the Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 372]; f. filed, on August 15, 2023, the Disclosure Statement Relating to the Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 407], and the Debtors’ Motion for Entry of an Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 408]; 2 Capitalized terms used but not otherwise defined in these findings of fact, conclusions of law, and order (collectively, the “Confirmation Order”) have the meanings given to them in the Fourth Amended Joint Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, attached hereto as Exhibit A (as may be amended, supplemented, or otherwise modified from time to time, and including all exhibits and supplements thereto). The rules of interpretation set forth in Article I.B of the Plan apply to this Confirmation Order.

(Page | 4) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 4 g. filed, on August 29, 2023, the Notice of Cancellation of Auction [Docket No. 472]; h. filed, on September 13, 2023, the Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 501] and the Disclosure Statement Relating to the Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 502]; i. filed, on September 24, 2023, the Second Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 551] and the Disclosure Statement Relating to the Second Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 552] (the “Disclosure Statement”). j. obtained, on September 26, 2023, entry of the Order Approving (I) the Adequacy of the Disclosure Statement, (II) the Solicitation Procedures, (III) the Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates with Respect Thereto [Docket No. 563] (the “Disclosure Statement Order”) approving the Disclosure Statement, solicitation and voting procedures (the “Solicitation and Voting Procedures”), and related notices, forms, and ballots (collectively, the “Solicitation Packages”) and related dates and deadlines; k. caused the Solicitation Packages and notice of the Confirmation Hearing and the deadline for objecting to confirmation of the Plan to be distributed on September 28, 2023, (collectively, the “Solicitation Date”), in accordance with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Disclosure Statement Order, and the Solicitation and Voting Procedures, as evidenced by, among other things, the Certificate of Service [Docket No. 592] (the “Solicitation Certificate”); l. caused, on October 2, 2023, the notice of hearing to consider confirmation of the Plan (the “Confirmation Hearing,” and such notice, the “Confirmation Hearing Notice”) to be published in the New York Times (national edition), as evidenced by the Proof of Publication [Docket No. 572] (the “New York Times Publication Affidavit”); m. caused, on October 3, 2023, the Confirmation Hearing Notice to be published in the Financial Times, as evidenced by the Affidavit of Publication [Docket No. 573] (the “Financial Times Publication Affidavit,” and together with the New York Times Publication Affidavit, the “Publication Affidavits”);

(Page | 5) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 5 n. filed, on October 19, 2023, the Notice of Amended Confirmation Dates [Docket No. 598] (the “Notice of Amended Timeline”); o. filed, on October 26, 2023, the Notice of Amended Confirmation Dates [Docket No. 639] (the “Second Notice of Amended Timeline”); p. filed, on October 30, 2023 the Notice of Amended Confirmation Dates [Docket No. 645] (the “Third Notice of Amended Timeline” and, together with the Notice of Amended Timeline and the Second Notice of Amended Timeline, the “Notices of Amended Timeline”); q. filed, on November 1, 2023, the Notice of Sale Transaction [Docket No. 648] (the “Sale Transaction Notice”); r. caused the Sale Transaction Notice to be distributed on November 2, 2023, as evidenced by the Certificate of Service [Docket No. 684] (the “Sale Transaction Notice Certificate”); s. filed, on November 2, 2023, the Third Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 649]; t. filed, on November 3, 2023, the Notice of Filing Plan Supplement for the Third Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 650]; u. obtained, on November 13, 2023, the Order (I) Approving the Bid Protections and (II) Granting Related Relief [Docket No. 687] (the “Bid Protections Order”); v. filed, on November 13, 2023, the Fourth Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 694] (the “Plan”); w. filed, on November 14, 2023, the Debtors’ Memorandum of Law in Support of the Debtors’ Fourth Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 695] (the “Confirmation Brief”); x. filed, on November 14, 2023, the Declaration of Eric Koza in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 696] (the “Koza Declaration”);

(Page | 6) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 6 y. filed, on November 14, 2023, the Declaration of Roger Meltzer in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 697] (the “Meltzer Declaration”); z. filed, on November 14, 2023, the Declaration of Ronen Bojmel in Support of Confirmation of the Fourth Amended Joint Chapter 11 Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 698] (the “Bojmel Declaration” and together with the Koza Declaration and the Meltzer Declaration, the “Declarations”); aa. filed, on November 14, 2023, the Declaration of James Lee with Respect to the Tabulation of Votes on the Second Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 699] (the “Voting Report”); and bb. filed, on November 16, 2023, the First Amended Notice of Filing Plan Supplement for the Fourth Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 713] (as amended, modified, or supplement from time to time, the “Plan Supplement”). This Court having: a. entered the Bidding Procedures Order on June 29, 2023; b. entered the Disclosure Statement Order on September 26, 2023 [Docket No. 563]; c. entered the Bid Protections Order on November 13, 2023 [Docket No. 687]; d. set November 7, 2023, at 4:00 p.m. (prevailing Eastern Time) as the deadline for filing objections to confirmation of the Plan (the “Objection Deadline”); e. set November 7, 2023, at 4:00 p.m. (prevailing Eastern Time) as the deadline to vote on the Plan (the “Voting Deadline”); f. set November 14, 2023, as the deadline to file the Confirmation Brief and the Voting Report and reply to objections to confirmation of the Plan; g. set November 16, 2023, at 2:00 p.m. (prevailing Eastern Time) as the date and time for the commencement of the Confirmation Hearing in accordance with rules 3017 and 3018 of the Bankruptcy Rules, rule 3018-1 of the Local Rules, and sections 1125, 1126, 1128, and 1129 of the Bankruptcy Code;

(Page | 7) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 7 h. reviewed the Plan, the Disclosure Statement, the Confirmation Brief, the Voting Report, the Declarations, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases; i. held the Confirmation Hearing on November 16, 2023, at 2:00 p.m. (prevailing Eastern Time); j. heard the statements and arguments made by counsel with respect to Confirmation; k. considered all oral representations, live testimony, written direct testimony, exhibits, documents, filings, and other evidence presented at the Confirmation Hearing; l. overruled any and all objections to the Plan and Confirmation, except as otherwise stated or indicated on the record, and all statements and reservations of rights not consensually resolved, agreed to, or withdrawn, unless otherwise indicated; and m. taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in these Chapter 11 Cases. NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby; and the record of the Chapter 11 Cases and the legal and factual bases set forth in the documents filed in support of Confirmation and presented at the Confirmation Hearing including, without limitation, the Declarations establish just cause for the relief granted in this Confirmation Order; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following findings of fact, conclusions of law, and order:

(Page | 8) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 8 I. FINDINGS OF FACT AND CONCLUSIONS OF LAW IT IS HEREBY FOUND AND DETERMINED THAT: A. Findings and Conclusions. 1. The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law pursuant to Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such. B. Jurisdiction and Venue. 2. The Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334 and the Standing Order of Reference to the Bankruptcy Court Under Title 11, entered July 23, 1984, and amended on September 18, 2012 (Simandle, C.J.). The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. The Debtors confirm their consent, pursuant to Bankruptcy Rule 7008, to entry of a final order by the Court in connection with Confirmation to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue in this Court was proper as of the Petition Date and continues to be proper under 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2).

(Page | 9) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 9 C. Eligibility for Relief. 3. The Debtors were and continue to be entities eligible for relief under section 109 of the Bankruptcy Code. D. Commencement and Joint Administration of the Chapter 11 Cases. 4. On the Petition Date, the Debtors commenced the Chapter 11 Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On June 6, 2023, the Court entered the Order (I) Directing Joint Administration of Chapter 11 Cases and (II) Granting Related Relief [Docket No. 71] authorizing the joint administration of the Chapter 11 Cases in accordance with Bankruptcy Rule 1015(b). The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. E. Appointment of the Committee. 5. On June 21, 2023, the U.S. Trustee appointed the Official Committee of Unsecured Creditors (the “Committee”) to represent the interests of the unsecured creditors of the Debtors in the Chapter 11 Cases [Docket No. 133]. F. The Bar Dates. On July 20, 2023, the Bankruptcy Court entered the Bar Date Order, setting (a) August 15, 2023, as the last day for filing Proofs of Claim (including Proofs of Claim for Claims arising under Section 503(b) of the Bankruptcy Code) against the Debtors that arose (or was deemed to have arisen) before the Petition Date and (b) December 1, 2023, as the last day

(Page | 10) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 10 for filing Proofs of Claim of Governmental Unit (as defined in section 101(27) of the Bankruptcy Code). G. Plan Supplement. 6. On November 3, 2023, the Debtors filed the Plan Supplement with the Court. The Plan Supplement complies with the terms of the Plan, and the Debtors provided good and proper notice of the filings in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Disclosure Statement Order, and the facts and circumstances of the Chapter 11 Cases. No other or further notice is or will be required with respect to the Plan Supplement. All documents included in the Plan Supplement (including, but not limited to, Exhibit C thereof) are integral to, part of, and incorporated by reference into the Plan. Subject to the terms of the Plan and the consent rights set forth therein and in the other Definitive Documents, including the Purchase Agreement, the Debtors reserve the right to alter, amend, update, or modify the Plan Supplement before the Effective Date, subject to compliance with the Bankruptcy Code and the Bankruptcy Rules; provided that no such alteration, amendment, update, or modification shall be inconsistent with the terms of this Confirmation Order or the Plan. H. Modifications to the Plan. 7. Pursuant to section 1127 of the Bankruptcy Code, any modifications to the Plan since the commencement of Solicitation described or set forth herein constitute technical changes or changes with respect to particular Claims or Interests made pursuant to the agreement of the Holders of such Claims or Interests and do not materially and adversely affect the treatment of any Claims or Interests. Pursuant to Bankruptcy Rule 3019, these modifications do not require

(Page | 11) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 11 additional disclosure under section 1125 of the Bankruptcy Code or the re-solicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the Holders of Claims be afforded an opportunity to change previously cast acceptances or rejections of the Plan. 8. This Confirmation Order contains modifications to the Plan that were made to address objections and informal comments received from parties in interest. Modifications to the Plan since entry of the Disclosure Statement Order, if any, are consistent with the provisions of the Bankruptcy Code. The disclosure of any Plan modifications prior to or on the record at the Confirmation Hearing constitutes due and sufficient notice of any and all Plan modifications. The Plan as modified shall constitute the Plan submitted for Confirmation. I. Objections Overruled. 9. Any resolution or disposition of objections to Confirmation explained or otherwise ruled upon by the Court on the record at the Confirmation Hearing is and/or are hereby incorporated by reference. All unresolved objections, statements, and reservations of rights are hereby overruled on the merits. J. Disclosure Statement Order. 10. On September 26, 2023, the Court entered the Disclosure Statement Order [Docket No. 563], which, among other things, fixed October 26, 2023, at 4:00 p.m. (prevailing Eastern Time) as the Objection Deadline and the Voting Deadline and fixed November 6, 2023, at 10:00 a.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing. The Debtors’ use of the Disclosure Statement to solicit votes to accept or reject the Plan was authorized by the Disclosure Statement Order. On October 19, 2023, the Debtors amended the

(Page | 12) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 12 confirmation schedule in the Disclosure Statement, by filing the Notice of Amended Timeline, including by extending the Objection Deadline and the Voting Deadline to November 2, 2023, at 4:00 p.m. (prevailing Eastern Time) and fixing November 16, at 2:00 p.m. (prevailing Eastern Time) as the date and time for the Confirmation Hearing. On October 26, 2023, the Debtors again amended the confirmation schedule in the Disclosure Statement, by filing the Second Notice of Amended Timeline, including by extending the Objection Deadline and the Voting Deadline to November 6, 2023. On October 30, 2023, the Debtors once again amended the confirmation schedule in the Disclosure Statement, by filing the Third Notice of Amended Timeline, including by extending the Objection Deadline and the Voting Deadline to November 7, 2023. 3 K. Notice. 11. As evidenced by the Solicitation Certificate, the Publication Affidavits, the Sale Transaction Notice Certificate, and the Voting Report, the Debtors provided due, adequate, and sufficient notice of the Petition Date, the Plan, the Disclosure Statement, the Disclosure Statement Order, the Solicitation Packages, the Sale Transaction Notice, the Confirmation Hearing Notice, the Plan Supplement, and all the other materials that the Debtors distributed in connection with the Confirmation of the Plan are in compliance with the Bankruptcy Rules, including Bankruptcy Rules 2002(b), 3017, 3019, and 3020(b), the Local Bankruptcy Rules for the District of New Jersey (the “Local Rules”), and the procedures set forth in the Disclosure Statement Order. The Debtors provided due, adequate, and sufficient notice of the Voting 3 See Notices of Amended Timeline.

(Page | 13) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 13 Deadline and Objection Deadline, the Confirmation Hearing (as may be continued from time to time), and any applicable bar dates and hearings described in the Disclosure Statement Order in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Disclosure Statement Order. No other or further notice is or shall be required. L. Solicitation. 12. The Debtors solicited votes for acceptance and rejection of the Plan in good faith, and the Solicitation Packages provided the opportunity for voting creditors to opt out of the releases. Such solicitation complied with sections 1125 and 1126 and all other applicable sections of the Bankruptcy Code, rules 3017, 3018, and 3019 of the Bankruptcy Rules, the Disclosure Statement Order, the Local Rules, and all other applicable rules, laws, and regulations. 13. The period during which the Debtors solicited acceptances of or rejections to the Plan was a reasonable and sufficient period of time for each holder in the Voting Classes to make an informed decision to accept or reject the Plan. M. Service of Opt-Out Form. 14. The process described in the Voting Report that the Debtors and the Claims and Noticing Agent followed to identify the relevant parties on which to serve the applicable Ballot or Notice of Non-Voting Status and Opt Out Form (each as defined in the Solicitation and Voting Procedures) and to distribute the Notice of Non-Voting Status and Opt Out Forms (i) is consistent with the industry standard and (ii) was reasonably calculated to ensure that each Holder of Claims and Interests in each Class was informed of its ability to opt out of the Third-

(Page | 14) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 14 Party Release and the consequences for failing timely to do so. For the avoidance of doubt, any party that elected in the Notice of Non-Voting Status and Opt Out Form to opt out of the Third-Party Release and timely submitted such election to the Claims and Noticing Agent in accordance with the applicable Solicitation Packages prior to any deadline to submit a Ballot, whether under any original or extended deadline, shall be neither a Released Party nor a Releasing Party under the Plan. N. Voting Report. 15. Before the Confirmation Hearing, the Debtors filed the Voting Report. The Voting Report was admitted into evidence during the Confirmation Hearing. The procedures used to tabulate ballots were fair and conducted in accordance with the Disclosure Statement Order, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all other applicable rules, laws, and regulations. 16. As set forth in the Plan, Holders of Claims in Class 3 and Class 4 (collectively, the “Voting Classes”) were eligible to vote on the Plan in accordance with the Solicitation and Voting Procedures. Holders of Claims in Class 1 and Class 2 (collectively, the “Deemed Accepting Classes”) are Unimpaired and conclusively presumed to accept the Plan and, therefore, did not vote to accept or reject the Plan. Holders of Claims in Class 6 and Holders of Interests in Class 7 are either Unimpaired and conclusively presumed to have accepted the Plan or Impaired and conclusively deemed to reject the Plan and, therefore, are not entitled to vote to accept or reject the Plan. Holders of Claims in Class 5 and Holders of Interests in Class 8

(Page | 15) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 15 (collectively, the “Deemed Rejecting Classes”) are Impaired and entitled to no recovery under the Plan and are, therefore, deemed to have rejected the Plan. 17. As evidenced by the Voting Report, Class 3 and Class 4 each voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code. O. Bankruptcy Rule 3016. 18. The Plan and all modifications thereto were dated and identified the entities submitting such modification, thus satisfying Bankruptcy Rule 3016(a). The Debtors appropriately filed the Disclosure Statement and the Plan with the Court, thereby satisfying Bankruptcy Rule 3016(b). The injunction, release, and exculpation provisions in the Disclosure Statement and the Plan describe, in bold font and with specific and conspicuous language, all acts to be enjoined, released, and exculpated and identify the entities that will be subject to the injunction, releases, and exculpations, thereby satisfying Bankruptcy Rule 3016(c). P. Burden of Proof. 19. The Debtors, as proponents of the Plan, have met their burden of proving the elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, the applicable evidentiary standard for Confirmation. Further, the Debtors have proven the elements of sections 1129(a) and 1129(b) by clear and convincing evidence. Each witness who testified on behalf of the Debtors in connection with Confirmation, including those who testified via written declaration, was credible, reliable, and qualified to testify as to the topics addressed in his or her testimony.

(Page | 16) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 16 Q. Compliance with the Requirements of Section 1129 of the Bankruptcy Code. 20. The Plan complies with all applicable provisions of section 1129 of the Bankruptcy Code as follows: a. Section 1129(a)(1)—Compliance of the Plan with Applicable Provisions of the Bankruptcy Code. 21. The Plan complies with all applicable provisions of the Bankruptcy Code, including sections 1122 and 1123, as required by section 1129(a)(1) of the Bankruptcy Code. i. Sections 1122 and 1123(a)(1)—Proper Classification. 22. The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In accordance with sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article III of the Plan provides for the separate classification of Claims and Interests into eight different Classes based on differences in the legal nature or priority of such Claims and Interests (other than Administrative Claims, DIP Claims, Professional Fee Claims, Priority Tax Claims, Restructuring Expenses, and Receivables Program Claims, which are addressed in Article II of the Plan and are not required to be designated as separate Classes by section 1123(a)(1) of the Bankruptcy Code). Valid business, factual, and legal reasons exist for the separate classification of such Claims and Interests, and such classifications were not implemented for any improper purpose and do not unfairly discriminate between or among Holders of Claims and Interests. 23. In accordance with section 1122(a) of the Bankruptcy Code, each Class of Claims or Interests contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. Accordingly, the Plan satisfies the requirements of sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.

(Page | 17) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 17 ii. Section 1123(a)(2)—Specification of Unimpaired Classes. 24. Article III of the Plan specifies that Claims and Interests, as applicable, in Classes 1 and 2 are Unimpaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code. Holders of Claims in Class 6 and Holders of Interests in Class 7 are either Unimpaired and conclusively presumed to have accepted the Plan or are Impaired and deemed to reject the Plan and, in either event, are not entitled to vote to accept or reject the Plan. Additionally, Article II of the Plan specifies that, although not classified under the Plan, Administrative Claims, DIP Claims, Professional Fee Claims, Priority Tax Claims, Restructuring Expenses, and Receivables Program Claims will be paid in full or otherwise unimpaired in accordance with the terms of the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(2) of the Bankruptcy Code. iii. Section 1123(a)(3)—Specification of Treatment of Impaired Classes. 25. Article III of the Plan specifies that Claims and Interests, as applicable, in Classes 3, 4, 5, and 8 are Impaired under the Plan, within the meaning of section 1124 of the Bankruptcy Code, and describes the treatment of such Classes under the Plan. Accordingly, the Plan satisfies the requirements of section 1123(a)(3) of the Bankruptcy Code. iv. Section 1123(a)(4)—No Discrimination. 26. Article III of the Plan provides for the same treatment to each Claim or Interest in each respective Class, unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment with respect to such Claim or Interest. Accordingly, the Plan satisfies the requirements of section 1123(a)(4) of the Bankruptcy Code.

(Page | 18) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 18 v. Section 1123(a)(5)—Adequate Means for the Plan’s Implementation. 27. The Plan and the various documents included in the Plan Supplement provide adequate and proper means for the Plan’s execution and implementation, including: (i) the good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan; (ii) authorization for the Debtors and the Purchaser or a Designee to take all actions necessary to consummate the Asset Sale pursuant to the terms of the Purchase Agreement and the Plan, including any restructuring transaction steps set forth in the Plan Supplement; (iii) the funding and sources of consideration for the Plan distributions; (iv) preservation of the Debtors’ corporate existence following the Effective Date (except as otherwise provided in the Plan); (v) the vesting of the Estates’ assets in the respective Post-Effective Date Debtors; (vi) the cancellation of existing agreements and Interests; (vii) the effectuation and implementation of other documents and agreements contemplated by, or necessary to effectuate, the Asset Sale and other transactions contemplated by the Plan; (viii) the assumption of certain employment obligations; (ix) the preservation of certain Claims and Causes of Action not released pursuant to the Plan; (x) the closing of certain of the Chapter 11 Cases; (xi) consummation of the Sale Transaction and entry into and performance under the Purchase Agreement and related documents; (xii) appointment of the Plan Administrator; (xiii) winding down of the Debtors’ estates following consummation of the Asset Sale; (xiv) creation of the GUC Trust and entry into and performance under the GUC Trust Agreement; and (xv) preservation of the D&O Liability Insurance Policies. Accordingly, the Plan satisfies the requirements of section 1123(a)(5) of the Bankruptcy Code.

(Page | 19) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 19 vi. Section 1123(a)(6)—Non-Voting Equity Securities. 28. The Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code because it does not provide for the issuance of new equity interests. Art. IV.C.4. To the extent the beneficial interests in the GUC Trust are deemed to be “securities” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code, and applicable state securities laws, the beneficial interests shall not be non-voting equity securities. Accordingly, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code. vii. Section 1123(a)(7)—Directors, Officers, and Trustees. 29. The Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code. Article IV.I of the Plan discharges all of the Debtors’ directors from their duties effective as of the Effective Date without any further action. In addition, Article IV.D.4 of the Plan provides that, on the Effective Date, the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Post-Effective Date Debtors and shall succeed to the powers of the Post-Effective Date Debtors’ managers, directors, and officers. The manner for selection of the Plan Administrator is set forth in the Plan and Plan Supplement. The selection of Eugene Davis as the Plan Administrator complies with the Plan and is consistent with the interests of Holders of Claims and Interests and public policy. Accordingly, the Plan satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(Page | 20) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 20 b. Section 1123(b)—Discretionary Contents of the Plan. 30. The Plan’s discretionary provisions comply with section 1123(b) of the Bankruptcy Code and are not inconsistent with the applicable provisions of the Bankruptcy Code. Thus, the Plan satisfies section 1123(b). i. Impairment/Unimpairment of Any Class of Claims or Interests. 31. Pursuant to the Plan, Article III of the Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests, as contemplated by section 1123(b)(1) of the Bankruptcy Code. ii. Assumption and Rejection of Executory Contracts and Unexpired Leases. 32. Article V of the Plan provides that pursuant to sections 365 and 1123 of the Bankruptcy Code, each Executory Contract or Unexpired Lease not previously rejected, assumed, or assumed and assigned shall be (i) assumed or assumed and assigned to the Purchaser or a Designee4 in accordance with the Purchase Agreement, as applicable, if it is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases; (ii) assumed and assigned to the Purchaser or a Designee in accordance with the Purchase Agreement if it is not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and does not relate exclusively to Excluded 4 “Designee” means any Person (as defined in the Purchase Agreement) that is properly designated by Purchaser in accordance with Section 1.7 of the Purchase Agreement, which, for the avoidance of doubt, will include certain affiliates of Digital Realty Trust, Inc. Digital Singapore Jurong East Pte. Ltd. is a Designee with respect to the Singapore Transaction (as defined in the Purchase Agreement). InterXion Deutschland GmbH and Digital Greenfield B.V. are Designees with respect to the Germany Transaction (as defined in the Purchase Agreement). In the event the parties exercise their option to pursue the UK Transaction, Purchaser may further designate an affiliate of Digital Realty Trust, Inc. as a Designee for the UK Transaction.

(Page | 21) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 21 Assets or Excluded Liabilities; or (iii) rejected if it is (a) listed on the Schedule of Rejected Executory Contracts and Unexpired Leases or (b) not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and relates exclusively to Excluded Assets or Excluded Liabilities. For the avoidance of doubt, the foregoing shall not affect any Executory Contract or Unexpired Lease that is (i) explicitly designated by the Plan or the Confirmation Order to be assumed or assumed and assigned, as applicable, in connection with the Confirmation of the Plan; (ii) subject to a pending motion to assume such Executory Contract or Unexpired Lease as of the Effective Date; (iii) a D&O Liability Insurance Policy; or (iv) a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan. The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to affiliates or Designees. 33. Article V.D of the Plan provides that, unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any objection (an “Executory Contract Objection”) filed by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors and the U.S. Trustee by the applicable Assumption or Rejection Objection Deadline, or any other deadline that may be set by the Court. 34. The Debtors’ determinations regarding the assumption and rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the

(Page | 22) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 22 Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims, and other parties in interest in these Chapter 11 Cases. iii. Compromise and Settlement. 35. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the distributions and other benefits provided under the Plan and with the support of the various creditors, stakeholders, and other parties in interest, including the Committee, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, Causes of Action, as applicable, and controversies released, settled, compromised, or otherwise resolved pursuant to the Plan. Those settlements and compromises are fair, equitable, and reasonable and approved as being in the best interests of the Debtors and their Estates. iv. Debtor Release. 36. In accordance with section 1123(b)(3)(A) of the Bankruptcy Code, the releases of claims and Causes of Action by the Debtors described in Article VIII.C of the Plan (the “Debtor Release”) represent a valid exercise of the Debtors’ business judgment under Bankruptcy Rule 9019. The Debtors’ pursuit of any such claims against the Released Parties is not in the best interests of the Estates’ various constituencies because the costs involved would likely outweigh any potential benefit from pursuing such claims. The Debtor Release is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.

(Page | 23) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 23 37. Creditors in Class 3 and Class 4 have voted in favor of the Plan, including the Debtor Release. The Plan, including the Debtor Release, was negotiated at arm’s-length and in good faith by sophisticated parties represented by able counsel and financial advisors. Therefore, the Debtor Release is the result of an arm’s-length negotiation process. 38. The Debtor Release appropriately offers protection to parties that participated in the Debtors’ restructuring process. Specifically, the Released Parties under the Plan—including (i) each Debtor; (ii) each Post-Effective Date Debtor; (iii) each Consenting Stakeholder; (iv) each Releasing Party; (v) each Agent; (vi) each DIP Lender; (vii) the Purchaser; (viii) the Committee and each member of the Committee; (ix) each current and former Affiliate of each Entity in clause (i) through the following clause (x); (x) each Related Party of each Entity in clause (i) through this clause (x)—made significant concessions and contributions to the Debtors’ Chapter 11 Cases, including, as applicable, (i) negotiating and actively supporting the Plan and the Chapter 11 Cases, (ii) providing necessary liquidity for the Debtors during the Chapter 11 Cases, (iii) settling and compromising substantial rights and claims against the Debtors under the Plan, and (iv) proposing, negotiating in good faith, and ultimately consummating the value-maximizing Sale Transaction contemplated by the Plan and the Purchase Agreement for the benefit of the Debtors, their Estates, and all parties in interest. 39. The scope of the Debtor Release is appropriately tailored under the facts and circumstances of the Chapter 11 Cases. The Debtor Release is: (i) in exchange for the good and valuable consideration provided by the Released Parties; (ii) a good faith settlement and compromise of the Claims released by the Debtor Release; (iii) in the best interests of the

(Page | 24) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 24 Debtors and all Holders of Claims and Interests; (iv) fair, equitable, and reasonable; (v) given and made after due notice and opportunity for hearing; and (vi) a bar to any of the Debtors the Post-Effective Date Debtors, or the Debtors’ Estates asserting any Claim or Cause of Action released pursuant to the Debtor Release. In addition, the Special Committee conducted an independent investigation into certain historical transactions and determined that the Debtors did not have any colorable claims or causes of action that it would be in the best interests of the Debtors or their Estates to pursue. In light of, among other things, the value provided by the Released Parties to the Debtors’ Estates and the critical nature of the Debtor Release to the Plan, the Debtor Release is approved. v. Release by Holders of Claims and Interests. 40. The release by the Releasing Parties (the “Third-Party Release”), set forth in Article VIII.D of the Plan, is an essential provision of the Plan. The Third-Party Release was critical in incentivizing the Released Parties to support the Plan and preventing potentially significant and time-consuming litigation regarding the parties’ respective rights and interests. The Third-Party Release is: (i) consensual, (ii) in exchange for the good and valuable consideration provided by the Released Parties (other than with respect to parties in interest that were deemed to reject the Plan), (iii) a good-faith settlement and compromise of the claims and Causes of Action released by the Third-Party Release, (iv) in the best interests of the Debtors, their Estates, and their stakeholders and is important to the overall objectives of the Plan to finally resolve certain Claims among or against certain parties in interest in the Chapter 11 Cases, (v) fair, equitable, and reasonable, (vi) given and made after due notice and opportunity

(Page | 25) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 25 for hearing, (vii) a bar to any of the Releasing Parties asserting any claim or Cause of Action released by the Third-Party Release against any of the Released Parties, and (viii) consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code. 41. The Third-Party Release is consensual because: (i) the Releasing Parties were provided adequate notice of the chapter 11 proceedings, the Plan, and the deadline to object to confirmation of the Plan; (ii) except for Holders of Claims that vote to accept the Plan, all Holders of Claims or Interests were given the opportunity to opt out of the Third-Party Release; and (iii) the release provisions of the Plan were conspicuous, emphasized with boldface type in the Plan, the Disclosure Statement, and the Ballots. Among other things, the Plan provides appropriate and specific disclosure with respect to the claims and Causes of Action that are subject to the Third-Party Release, and no other disclosure is necessary. The Debtors, as evidenced by the Solicitation Certificate, sent the Confirmation Hearing Notice to Holders of Claims, sent notice of the Third-Party Release to the Holders of Claims and Interests, and published such notice in the New York Times and Financial Times on October 2, 2023, and October 3, 2023, respectively. No other notice is necessary. 42. There is an identity of interests between the Debtors and the entities that will benefit from the Third-Party Release. Each of the Released Parties, as stakeholders and critical participants in the Debtors’ Chapter 11 Cases and the Plan process, share a common goal with the Debtors in seeing the Plan, including the Sale Transaction, succeed. The scope of the Third- Party Release is also appropriately tailored to the facts and circumstances of the Chapter 11

(Page | 26) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 26 Cases. For the reasons set forth above, each of the Released Parties has also made significant concessions and contributions to the Debtors’ Chapter 11 Cases. 43. In light of the foregoing, the Third-Party Release is approved in its entirety. vi. Exculpation. 44. The exculpation provisions set forth in Article VIII.E of the Plan are essential to the Plan. The record in the Chapter 11 Cases fully supports the exculpation and the exculpation provisions set forth in Article VIII.E of the Plan, which are appropriately tailored to protect the Exculpated Parties from unnecessary litigation and contain appropriate carve outs for actual fraud, willful misconduct, or gross negligence. vii. Injunction. 45. The injunction provisions set forth in Article VIII.F of the Plan are essential to the Plan and are necessary to implement the Plan and to preserve and enforce the Sale Transaction, the transfer of the Acquired Assets to the Purchaser or a Designee free and clear of all claims and interests, the discharge, the Debtor Release, the Third-Party Release, and the exculpation provisions in Article VIII of the Plan. Such injunction provisions are appropriately tailored to achieve those purposes. viii. Gatekeeper Provision. 46. Article VIII.F of the Plan, as modified by paragraph 44 of section II hereof, contains a provision that states no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties, as applicable, that is subject to, or is reasonably likely to be

(Page | 27) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 27 subject to, Article VIII.C, Article VIII.D, or Article VIII.E of the Plan, without the Bankruptcy Court first determining that such Claim or Cause of Action was not subject to Article VIII.C, Article VIII.D, or Article VIII.E of the Plan and specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Post-Effective Date Debtor, Exculpated Party, or Released Party (the “Gatekeeper Provision”). The Bankruptcy Court shall have sole and exclusive jurisdiction to determine whether a claim or Cause of Action constitutes a direct or derivative claim, is colorable and, only to the extent legally permissible and as provided for in the Plan, shall have jurisdiction to adjudicate the underlying Claim or Cause of Action. The Bankruptcy Court finds that the gatekeeper Provision is a material and necessary term of the Plan. The Bankruptcy Court admitted the testimony of Roger Meltzer, independent director and member of the special committee of the board of directors of Debtor Cyxtera Technologies, Inc., regarding his investigation into potential claims and causes of actions against the Debtors’ Related Parties. Mr. Meltzer credibly provided that, were it not for the inclusion of the Gatekeeper Provision in the Plan, the Debtors or other Released Parties, including the Purchaser, may be bogged down in vexatious, meritless litigation, thereby jeopardizing the consensual Debtor Release and Third-Party Release. Based on the foregoing, the Bankruptcy Court finds that the Gatekeeper Provision is necessary, appropriate, and critical to the effective and efficient administration, implementation, and consummation of the Plan.

(Page | 28) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 28 ix. Preservation of Causes of Action. 47. Article IV.E of the Plan appropriately provides for the preservation by the Debtors of certain Causes of Action in accordance with section 1123(b)(3)(B) of the Bankruptcy Code. 48. The Plan provides that all Causes of Action, other than the Causes of Action (i) acquired by the Purchaser or a Designee in accordance with the Purchase Agreement or (ii) released or exculpated (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in the Plan, shall automatically vest in the Post-Effective Date Debtors. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. Additionally, the Plan and Plan Supplement provide meaningful disclosure with respect to the potential Causes of Action that the Post-Effective Date Debtors and/or Plan Administrator may retain, and all parties in interest received adequate notice with respect to such Causes of Action. The provisions regarding Causes of Action in the Plan are appropriate and in the best interests of the Debtors, their respective Estates, and Holders of Claims and Interests. x. Sale Transaction. 49. The Plan appropriately provides for the consummation of the Sale Transaction pursuant to the Purchase Agreement and in accordance with section 1123(b)(4) of the

(Page | 29) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 29 Bankruptcy Code. The Plan further provides for the distribution of the proceeds of the Sale Transaction to Holders of Claims and Interests in accordance with the Plan. xi. Lien Releases. 50. Except as otherwise provided herein, the Plan, the Purchase Agreement, or any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to the Plan and, in the case of a Secured Claim or any related claim that may be asserted against a non-Debtor Affiliate, in satisfaction in full of the portion of the Secured Claim that is allowed as of the Effective Date, except for Other Secured Claims that the Debtors elect to Reinstate in accordance with Article III.B.1 of the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates or any non-Debtor Affiliate shall be fully released and discharged, and all of the right, title, and interest of any Holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Post-Effective Date Debtors and their successors and assigns, as set forth in Article VIII.B of the Plan (the “Lien Releases”). For the avoidance of doubt, any liens, claims, and encumbrances arising under the First Lien Credit Documents or the DIP Documents that may be asserted against a non-Debtor Affiliate shall be fully released and discharged on the Effective Date. The provisions of the Lien Releases are appropriate, fair, equitable, and reasonable and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. For the further avoidance of doubt, all liens in connection with the Receivables Program, to the extent applicable, shall be released in accordance with the Receivables Program Documents.

(Page | 30) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 30 xii. Additional Plan Provisions. 51. The other discretionary provisions in the Plan, including the Plan Supplement, are appropriate and consistent with applicable provisions of the Bankruptcy Code, including, without limitation, provisions for the allowance of certain Claims and Interests, treatment of D&O Liability Insurance Policies, and the retention of court jurisdiction. c. Section 1123(d)—Cure of Defaults. 52. Article V.D of the Plan provides for the satisfaction of all Cures under each Executory Contract and Unexpired Lease to be assumed in accordance with sections 365(b)(1) and 1123(b)(2) of the Bankruptcy Code. Any monetary or non-monetary defaults under each assumed Executory Contract or Unexpired Lease shall be satisfied, pursuant to sections 365(b)(1) and 1123(b)(2) of the Bankruptcy Code, by payment of the Cures in Cash, subject to the limitations described in Article V.D of the Plan, or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree. Any dispute regarding a Cure, the ability of the Post-Effective Date Debtors, the Purchaser, a Designee, or any assignee, as applicable, to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, assumed and assigned, or assigned, as applicable, or any other matter pertaining to assumption, assumption and assignment, or assignment, as applicable, will be determined in accordance with the terms set forth in Article V.D of the Plan and applicable bankruptcy and non-bankruptcy law. As such, the Plan provides that the Debtors will cure or provide adequate assurance that the Debtors will promptly cure defaults with respect to assumed Executory

(Page | 31) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 31 Contracts and Unexpired Leases in accordance with sections 365(b)(1) and 1123(b)(2) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code. 53. For the avoidance of doubt, the Purchaser or a Designee shall not have any obligation with respect to any Cure, and the Debtors or the Post-Effective Date Debtors, as applicable, shall pay any Cure as may be determined by Final Order or as otherwise agreed to by the relevant counterparty. To the extent any Cure dispute arises after the Effective Date with respect to an Executory Contract or Unexpired Lease assumed and assigned to the Purchaser or a Designee, the resolution of such Cure dispute shall be the sole responsibility of the Debtors or the Post-Effective Date Debtors, and neither the Purchaser nor the Designee, as applicable, shall have any liability in connection therewith. d. Section 1129(a)(2)—Compliance of the Debtors and Others with the Applicable Provisions of the Bankruptcy Code. 54. The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code, and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor: (i) is eligible to be a debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code; (ii) has complied with the applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and (iii) complied with the applicable provisions of the Bankruptcy Code, including sections 1125 and 1126 thereof, the Bankruptcy Rules, the Local Rules, any applicable non-bankruptcy law, rule, and regulation, the Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Packages, and related documents and notices, and in soliciting and tabulating the votes on the Plan.

(Page | 32) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 32 55. The Debtors and their agents have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with respect to the offering, issuance, and distribution of recoveries under the Plan and, therefore are not and, on account of such distributions, will not be liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or distributions made pursuant to the Plan so long as such distributions are made consistent with and pursuant to the Plan. e. Section 1129(a)(3)—Proposal of Plan in Good Faith. 56. The Debtors have proposed the Plan in good faith and not by any means forbidden by law. In determining that the Plan has been proposed in good faith, the Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan itself, and the process leading to its formulation. The Debtors’ good faith is evident from the facts and the record of the Chapter 11 Cases, the Disclosure Statement, the hearing to approve the Disclosure Statement, the Purchase Agreement, and the record of the Confirmation Hearing and other proceedings held in the Chapter 11 Cases. 57. The Plan is the product of good faith, arm’s-length negotiations by and among the Debtors, the Debtors’ directors, officers, and managers, the Purchaser, the Designees, and the other constituencies involved in the Chapter 11 Cases. The Plan itself and the process leading to its formulation provide independent evidence of the Debtors’ and such other parties’ good faith, serve the public interest, and assure fair treatment of holders of Claims and Interests. Consistent with the overriding purpose of chapter 11, the Debtors filed the Chapter 11 Cases with the belief

(Page | 33) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 33 that the Debtors were in need of restructuring, and the Plan was negotiated and proposed with the intent to maximize stakeholder value and for no ulterior purpose. Accordingly, the requirements of section 1129(a)(3) of the Bankruptcy Code are satisfied. f. Section 1129(a)(4)—Court Approval of Certain Payments as Reasonable. 58. Any payment made or to be made by the Debtors or by a person issuing securities or acquiring property under the Plan for services or costs and expenses in connection with the Chapter 11 Cases or the Plan and incident to the Chapter 11 Cases, as applicable, has been approved by or is subject to the approval of the Court as reasonable. Accordingly, the Plan satisfies the requirements of section 1129(a)(4). g. Section 1129(a)(5)—Disclosure of Directors, Officers, and Managers and Consistency with the Interests of Creditors and Public Policy. 59. Because the Plan provides for the liquidation of the Estates’ remaining assets and resignation of the Debtors’ officers, directors, and managers, section 1129(a)(5) of the Bankruptcy Code does not apply. To the extent section 1129(a)(5) of the Bankruptcy Code applies to the Post-Effective Date Debtors, the Debtors have satisfied the requirements of this provision by, among other things, disclosing the identity of the Plan Administrator. Accordingly, the Debtors have satisfied the requirements of section 1129(a)(5) of the Bankruptcy Code. h. Section 1129(a)(6)—Rate Changes. 60. The Plan does not contain any rate changes subject to the jurisdiction of any governmental regulatory commission and, accordingly, will not require governmental regulatory approval. Therefore, section 1129(a)(6) of the Bankruptcy Code does not apply to the Plan.

(Page | 34) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 34 i. Section 1129(a)(7)—Best Interests of Holders of Claims and Interests. 61. The evidence in support of the Plan that was proffered or adduced at the Confirmation Hearing, and the facts and circumstances of the Chapter 11 Cases, establishes that each Holder of Allowed Claims or Interests in each Class will recover as much or more value under the Plan on account of such Claim or Interest, as of the Effective Date, than the amount such holder would receive if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code. As a result, the Debtors have demonstrated that the Plan is in the best interests of their creditors and equity holders, and the requirements of section 1129(a)(7) of the Bankruptcy Code are satisfied. j. Section 1129(a)(8)—Acceptance by Certain Classes. 62. The Plan does not satisfy the requirements of section 1129(a)(8) of the Bankruptcy Code. The Deemed Accepting Classes are Unimpaired under the Plan and are deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. The Voting Classes have voted to accept the Plan. Holders of Intercompany Claims and Interests in Classes 6 and 7 are either Unimpaired and conclusively presumed to have accepted the Plan (to the extent reinstated) or are Impaired and conclusively deemed to reject the Plan (to the extent cancelled) and in either event, are not entitled to vote to accept or reject the Plan. The Deemed Rejecting Classes receive no recovery on account of their Claims or Interests pursuant to the Plan and are deemed to have rejected the Plan. Notwithstanding the foregoing, the Plan is confirmable because it satisfies section 1129(b) of the Bankruptcy Code.

(Page | 35) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 35 k. Section 1129(a)(9)—Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code. 63. The treatment of Administrative Claims, DIP Claims, Professional Fee Claims, Priority Tax Claims, Restructuring Expenses, and Receivables Program Claims under Article II of the Plan satisfies the requirements of and complies in all respects with section 1129(a)(9) of the Bankruptcy Code. l. Section 1129(a)(10)—Acceptance by at Least One Impaired Class. 64. As set forth in the Voting Report, Holders of Claims in Class 3 and Class 4 voted to accept the Plan without regard to the votes of any insiders (as defined in section 101(31) the Bankruptcy Code). As such, there is at least one class of Claims that is Impaired under the Plan and has accepted the Plan, without including any insiders’ acceptance of the Plan (as defined in the Bankruptcy Code). Accordingly, the requirements of section 1129(a)(10) of the Bankruptcy Code are satisfied. m. Section 1129(a)(11)—Feasibility of the Plan. 65. The Plan satisfies section 1129(a)(11) of the Bankruptcy Code. The Plan embodies a rational plan for the orderly wind down of the Debtors’ estates and the delivery of distributions to holders of Allowed Claims following the consummation of the Sale Transaction. The financial projections attached to the Disclosure Statement and the other evidence supporting the Plan proffered or adduced by the Debtors at or before the Confirmation Hearing filed in connection with the Confirmation Hearing: (i) are reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (ii) utilize reasonable and appropriate methodologies and assumptions; (iii) have not been controverted by other persuasive

(Page | 36) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 36 evidence; (iv) establish that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization except as provided in the Plan; and (v) establish that the Debtors and the Post-Effective Date Debtors and their Estates will have sufficient funds available to meet their obligations under the Plan. Accordingly, the Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. n. Section 1129(a)(12)—Payment of Statutory Fees. 66. Article II.C of the Plan provides that the Debtors shall pay all fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date, and on or after the Effective Date, each Post-Effective Date Debtor shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. Accordingly, the Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. o. Section 1129(a)(13)—Retiree Benefits. 67. The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article IV.C.7 of the Plan provides that from and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, if any, shall continue to be paid in accordance with applicable law. p. Section 1129(a)(14), (15), and (16)—Domestic Support Obligations, Individuals, and Nonprofit Corporations. 68. Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to these Chapter 11 Cases. The Debtors owe no domestic support obligations, are not individuals, and are not nonprofit corporations.

(Page | 37) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 37 q. Section 1129(b)—Confirmation of Plan Over Nonacceptance of Impaired Classes. 69. Notwithstanding the fact that the Deemed Rejecting Classes have not accepted the Plan, the Plan may be confirmed pursuant to section 1129(b)(1) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to the Deemed Rejecting Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (i) no Holder of any impaired Claim or Interest that is junior to such impaired Class will receive or retain any property under the Plan on account of such junior Claim or Interest and (ii) no Holder of a Claim or Interest in a Class senior to such impaired Class is receiving more than 100 percent on account of its Claim or Interest. Accordingly, the Plan is fair and equitable to all Holders of Claims and Interests in the Deemed Rejecting Classes. Third, the Plan does not discriminate unfairly with respect to the Deemed Rejecting Classes because similarly situated creditors in such Classes that have not accepted the Plan will receive substantially similar treatment on account of their Claim or Interest irrespective of Class. Finally, Holders of Claims in Class 3 and Class 4 voted to accept the Plan in sufficient number and in sufficient amount to constitute accepting classes under the Bankruptcy Code. As a result, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code and can be confirmed. r. Section 1129(c)—Only One Plan. 70. The Plan is the only plan filed in the Chapter 11 Cases and, accordingly, section 1129(c) of the Bankruptcy Code is satisfied.

(Page | 38) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 38 s. Section 1129(d)—Principal Purpose of the Plan is Not Avoidance of Taxes or Section 5 of the Securities Act. 71. The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. As evidenced by its terms, the principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act. t. Section 1129(e)—Not Small Business Cases. 72. The Chapter 11 Cases are not small business cases, and accordingly, section 1129(e) of the Bankruptcy Code does not apply to the Chapter 11 Cases. u. Satisfaction of Confirmation Requirements. 73. Based upon the foregoing and all other pleadings and evidence proffered or adduced at or prior to the Confirmation Hearing, the Plan and the Debtors, as applicable, satisfy all the requirements for plan confirmation set forth in section 1129 of the Bankruptcy Code. v. Good Faith. 74. The Debtors have proposed the Plan in good faith, with the legitimate and honest purpose of maximizing the value of the Debtors’ Estates for the benefit of their stakeholders. The Plan is the product of extensive collaboration among the Debtors and key stakeholders and accomplishes this goal. Accordingly, the Debtors or the Post-Effective Date Debtors, as appropriate, have been, are, and will continue acting in good faith if they proceed to (i) consummate the Plan, the Asset Sale, and the agreements, settlements, transactions, and transfers contemplated thereby, including the transactions and transfers contemplated by the Purchase Agreement, and (ii) take the actions authorized and directed or contemplated by this

(Page | 39) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 39 Confirmation Order. Therefore, the Plan has been proposed in good faith to achieve a result consistent with the objectives and purposes of the Bankruptcy Code. w. The Asset Sale. 75. Notice and Opportunity to Object. As evidenced by the affidavits and certificates of service and publication notices previously filed with the Court, due, proper, timely, adequate, and sufficient notice of the Bidding Procedures Motion, the Bidding Procedures Order, the Bidding Procedures, the Asset Sale, the Purchase Agreement, the Sale Transaction, the Plan, the Plan Supplement, the Bid Protections (as defined in the Bid Protections Order), and the Confirmation Hearing have been provided in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Disclosure Statement Order, and the Bidding Procedures Order to all interested Persons and entities, and such parties had an opportunity to appear, object, and be heard with respect thereto. All parties required to be given notice of the Asset Sale (including the deadline for filing objections to (i) approval of the Asset Sale and (ii) assumption and assumption and assignment of Executory Contracts and Unexpired Leases (collectively, the “Assumed Contracts”) in accordance with the Plan and the Purchase Agreement, including any Cures), have been given due, proper, timely, and adequate notice. No other or further notice is required. 76. Sufficiency of Marketing. The Debtors and their professionals conducted a fair, open, and adequate prepetition and postpetition marketing and sale process as set forth in the Bojmel Declaration. The marketing and sale process was non-collusive, duly noticed, and provided a full, fair, and reasonable opportunity for any Entity to make an offer, and the process

(Page | 40) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 40 conducted by the Debtors obtained the highest or best value for the Debtors’ Estates. There was no other transaction available or presented that would have yielded as favorable an economic result for the Debtors’ Estates as that provided by the Asset Sale. Based upon the record of these proceedings, all creditors and other parties in interest and all prospective buyers have been afforded a reasonable and fair opportunity to make a higher or otherwise better offer. The marketing and sale process undertaken by the Debtors and their professionals has been adequate and appropriate and reasonably calculated to maximize the value for the benefit of all stakeholders in all respects. 77. Extensive Efforts by Debtors. The Debtors have presented credible evidence that they and their professionals explored various strategic alternatives for the Debtors’ businesses over an extended period of time and communicated with numerous parties regarding, among other potential transactions, a possible sale of all or substantially all of the Debtors’ assets. The Asset Sale is the result of the Debtors’ extensive efforts in seeking to maximize recoveries to the Debtors’ Estates for the benefit of their creditors. 78. Compliance with Bidding Procedures. The Bidding Procedures were substantively and procedurally fair to all parties, including all potential bidders. The Bidding Procedures afforded adequate notice and a full, fair, and reasonable opportunity for any Person to make a higher or otherwise better offer to purchase the Acquired Assets. The marketing and sale process undertaken by the Debtors was in compliance with the Bidding Procedures and the Bidding Procedures Order, and the Debtors, the Purchaser, the Designees, and their respective

(Page | 41) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 41 counsel and other advisors have complied with the Bidding Procedures and Bidding Procedures Order in all respects. 79. Sound Business Purpose; Sale Highest or Best Offer. Consummation of the Asset Sale constitutes a valid and sound exercise of the Debtors’ business judgment, and such acts are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests and are reasonable and appropriate under the circumstance. This Bankruptcy Court finds that the Debtors have articulated good and sufficient business reasons for the Bankruptcy Court to authorize: (i) the consummation of the Asset Sale pursuant to the terms of the Purchase Agreement and the Plan, (ii) the assumption or assumption and assignment of the assumed Executory Contracts and Unexpired Leases in connection with the Asset Sale and pursuant to the Purchase Agreement; and (iii) the assumption of the Assumed Liabilities (as defined in the Purchase Agreement) in connection with the Asset Sale and pursuant to the Purchase Agreement and sections 1123(a)(5), 1123(b), and 1141(c) of the Bankruptcy Code. 80. Additionally: (i) the Purchaser (and any applicable Designee) submitted the highest and best bid for the Acquired Assets and was designated as the Successful Bidder in accordance with the Bidding Procedures and the Bidding Procedures Order; (ii) the total consideration provided by the Purchaser pursuant to the Purchase Agreement is the highest or best offer available to the Debtors; (iii) the Asset Sale presents the best opportunity to realize the maximum value for the Debtors’ Estates; (iv) the Purchase Agreement and the consummation of the Asset Sale will provide a greater recovery for the Debtors’ creditors than would be provided by any other presently available alternative, including liquidation under chapter 7 or 11 of the

(Page | 42) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 42 Bankruptcy Code; (v) no other Person has offered to purchase the Acquired Assets for greater economic or non-economic value to the Debtors or their Estates; and (vi) the Debtors’ consummation of the Asset Sale is reasonable and appropriate under the circumstances. 81. Arm’s-Length Sale and Purchaser’s and Designee’s Good Faith. The Purchase Agreement and the Asset Sale were negotiated, proposed, and undertaken by the Debtors and the Purchaser (and any applicable Designee) at arm’s length, without collusion or fraud, and in good faith within the meaning of section 363(m) of the Bankruptcy Code. The Sale Transaction with the Purchaser is premised on the success of several separate deals, including the Singapore Transaction and the Germany Transaction (each as defined in the Purchase Agreement) to be implemented with the Designees and that will allow the Purchaser to acquire substantially all of the assets of the Debtors. The Purchaser and any Designee: (i) recognize that the Debtors were free to deal with any other party interested in making an offer, (ii) complied with the Bidding Procedures Order in all respects, and (iii) willingly subjected their bid to the competitive marketing and sale process. All payments to be made by the Purchaser or a Designee and other agreements or arrangements entered into by the Purchaser or a Designee in connection with the Asset Sale have been disclosed. Neither the Debtors nor the Purchaser or a Designee, nor any affiliate of the Purchaser or a Designee, has engaged in collusion or fraud, and the Purchaser or a Designee has not acted in a collusive manner with any Person or entity. As a result of the foregoing, each of the Purchaser and any applicable Designee is a “good faith purchaser” and, as such, is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code, including in the event this Confirmation Order or any portion thereof is reversed or modified on

(Page | 43) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 43 appeal, and the Purchaser and any applicable Designee have proceeded in good faith in all respects in connection with the Asset Sale specifically and the Chapter 11 Cases generally. 82. Sale in Best Interests. The actions represented to have been taken, or to be taken by the Debtors, the Purchaser, and the Designees are appropriate under the circumstances of these Chapter 11 Cases and are in the best interests of the Debtors, their Estates, creditors, and other parties in interest. Approval of the Asset Sale at this time is in the best interests of the Debtors, their Estates, creditors, and other parties in interest. 83. Title to the Assets. The assets sought to be transferred and/or assigned, as applicable, by the Debtors to the Purchaser or a Designee pursuant to the Purchase Agreement are property of the Debtors’ Estates, and good title thereto is presently vested in the Debtors’ Estates within the meaning of section 541(a) of the Bankruptcy Code. Except as provided in the Purchase Agreement, the Debtors are the sole and rightful owners of such assets with all rights, title, and interests to the assets. 84. Free and Clear; Discharge. On the Effective Date, except as otherwise expressly set forth in the Purchase Agreement, to the fullest extent permitted by sections 1141(b) and (c) of the Bankruptcy Code, other than the Excluded Assets and Excluded Liabilities (each as defined in the Purchase Agreement), all property of the Debtors shall vest in the Purchaser or the applicable Designee, in accordance with the Purchase Agreement, free and clear of all liens, claims (including those that constitute a “claim” as defined in section 101(5) of the Bankruptcy Code), rights, liabilities, mortgages, deeds of trust, pledges, charges, security interests, of whatever kind or nature, rights of first refusal, rights of offset or recoupment, royalties,

(Page | 44) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 44 conditional sales or title retention agreements, hypothecations, preferences, debts, easements, suits, licenses, options, rights-of-recovery, judgments, orders and decrees of any court or foreign domestic governmental entity, taxes (including foreign, state and local taxes), covenants, restrictions, indentures, instruments, leases, options, off-sets, recoupments, claims for reimbursement or subrogation, contribution, indemnity or exoneration, encumbrances and other interests of any kind or nature whatsoever against the Debtors or any of the Debtors’ assets, including, without limitation, any debts arising under or out of, in connection with, or in any way relating to, any acts or omissions, obligations, demands, guaranties, rights, contractual commitments, restrictions, product liability claims, environmental liabilities, employment or labor law claims or liabilities, employee pension or benefit plan claims, multiemployer benefit plan claims, retiree healthcare or life insurance claims or claims for taxes of or against any of the Debtors, any indemnification Claims or Liabilities relating to any act or omission of the Debtors or any other Person prior to the Effective Date or any Excluded Liabilities, any derivative, vicarious, transferee or successor liability claims, alter ego claims, de facto merger claims, rights or causes of action (whether in law or in equity, under any law, statute, rule or regulation of the United States, any state, territory, or possession thereof or the District of Columbia), whether arising prior to or subsequent to the commencement of these Chapter 11 Cases, whether known or unknown, contingent or matured, liquidated or unliquidated, choate or inchoate, filed or unfiled, scheduled or unscheduled, perfected or unperfected, liquidated or unliquidated, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, statutory or non-statutory, legal or equitable, and whether imposed by agreement, understanding,

(Page | 45) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 45 law, equity, or otherwise arising under or out of, in connection with, or in any way related to any of the Debtors, any of the Debtors’ interests in the Acquired Assets or the operation of any of the Debtors’ businesses before the Effective Date (collectively, excluding any Assumed Liabilities, the “Encumbrances”). 85. Not an Insider. As of the date hereof, neither the Purchaser nor the Designees are “insiders” or “affiliates” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors, or controlling stockholders exists between the Debtors and the Purchaser or a Designee. 86. Assumption of Contracts. It is an exercise of the Debtors’ reasonable and sound business judgment to assume, assume and assign, and assign the Assumed Contracts in connection with the consummation of the Asset Sale, and the assumption, assumption and assignment, and assignment of the Assumed Contracts is in the best interests of the Debtors, their Estates, creditors, and other parties in interest. The assumption, assumption and assignment, or assignment of the Assumed Contracts (i) allows the Debtors to sell their business to the Purchaser or a Designee as a going concern, (ii) limits the losses suffered by the non-debtor counterparties to the Assumed Contracts (each, a “Counterparty” and collectively, the “Counterparties”), and (iii) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ Estates by avoiding the rejection of the Assumed Contracts. 87. Anti-assignment provisions in any Assumed Contract—including any provisions requiring rating agency confirmation, “no downgrade” letters, any other third party consent, or of

(Page | 46) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 46 the type described in sections 365(b)(2), (e)(1), and (f) of the Bankruptcy Code—shall not restrict, limit, or prohibit the assumption, assignment, or sale of the Assumed Contracts and are unenforceable anti-assignment provisions in connection with the Asset Sale within the meaning of section 365(f) of the Bankruptcy Code. Provisions in any Assumed Contract requiring the Debtors or applicable counterparty (including the Purchaser or the applicable Designee) to meet a minimum net worth requirement or supply a guarantor meeting any such minimum net worth requirement, or providing for any such similar requirement, shall be deemed to be an anti- assignment provision and shall be unenforceable. 88. Cure and Adequate Assurance. The Debtors have cured or demonstrated their ability to cure any default with respect to any act or omission that occurred prior to the Effective Date under any of the Assumed Contracts within the meaning of section 365(b)(1)(A) of the Bankruptcy Code. Unless otherwise agreed to by the parties and subject to paragraph 57 of section II hereof, the proposed Cures plus any amounts accruing between the Assumption or Rejection Objection Deadline and the Effective Date are the amounts necessary to “cure” all “defaults” within the meaning of section 365(b) of the Bankruptcy Code under the Assumed Contracts as of the filing of the Plan Supplement. The promise by the Purchaser, the applicable Designee, or the Post-Effective Date Debtors to perform the obligations under their respective Assumed Contracts after the Effective Date shall constitute adequate assurance of their future performance of and under each of their respective Assumed Contracts within the meaning of sections 365(b)(1) and 365(f)(2), as applicable. All Counterparties that did not timely file an objection to the assumption or assumption and assignment of their respective Assumed

(Page | 47) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 47 Contract(s) shall be deemed to have consented to the assumption or assumption and assignment, as applicable, thereof. Upon payment of the Cures and subject to paragraph 57 of section II hereof, the Debtors, the Purchaser, and any applicable Designee, as applicable, shall be deemed to have met all requirements of section 365(b) of the Bankruptcy Code with respect to each of the Assumed Contracts. 89. Authority. The Debtors: (i) have full power and authority to execute and assume the Purchase Agreement and all other documents contemplated thereby, (ii) possess all of the power and authority necessary to consummate the transactions contemplated by the Purchase Agreement subject to the terms of the Plan and this Confirmation Order, and (iii) have taken all corporate action necessary to authorize and approve the Purchase Agreement, the sale of the assets contemplated therein, and all other actions required to be performed by the Debtors in order to consummate the Asset Sale. No consents or approvals, other than those already obtained or expressly provided for in the Purchase Agreement or this Confirmation Order, are required for the Debtors to consummate the Asset Sale. 90. No Fraudulent Transfer. The total consideration provided by the Purchaser and/or a Designee pursuant to the Purchase Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transfer Act, and any other applicable law, and may not be avoided under section 363(n) of the Bankruptcy Code or under any other law of the United States, any state, territory, possession thereof, the District of Columbia, or any other applicable law. The Purchase Agreement was not entered into, and the

(Page | 48) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 48 Asset Sale is not being consummated, for the purpose of hindering, delaying, or defrauding creditors of the Debtors under the Bankruptcy Code or under the laws of the United States, any state, territory, possession thereof, or the District of Columbia, or any other applicable law. Neither the Debtors, the Purchaser, nor any Designee entered into the Purchase Agreement with any fraudulent or other improper purpose. Neither the Debtors, the Purchaser, nor a Designee engaged in any conduct that would cause or permit the Purchase Agreement or the consummation of the Asset Sale to be avoided, or costs or damages to be imposed, under Bankruptcy Code section 363(n) or under any other law of the United States, any state, territory, possession thereof, the District of Columbia or any other applicable law. The Purchase Agreement is a valid and binding contract among the Debtors, the Purchaser, and/or any applicable Designee and shall be enforceable pursuant to its terms. x. Disclosure: Agreements and Other Documents. 91. The Debtors have disclosed all material facts regarding the Plan and with respect to consummation of the Restructuring Transactions, including: (i) the Purchase Agreement; (ii) Plan Administrator Agreement and the identities of the Plan Administrator; (iii) the method and manner of distributions under the Plan; (iv) the adoption, execution, and implementation of the other matters provided for under the Plan, including those involving corporate action to be taken by or required of the Debtors or Post-Effective Date Debtors, as applicable; (v) the exemption under section 1146(a) of the Bankruptcy Code; (vi) the retained Causes of Action; and (vii) the adoption, execution, and delivery of all contracts, leases, instruments, securities, releases, indentures, and other agreements related to any of the foregoing.

(Page | 49) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 49 y. Conditions to Effective Date. 92. The Plan shall not become effective unless and until the conditions set forth in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan. z. Implementation. 93. All documents and agreements necessary to implement the transactions contemplated by the Plan, including the Purchase Agreement and those contained or summarized in the Plan Supplement, and all other relevant and necessary documents have been negotiated in good faith and at arm’s-length, are in the best interests of the Debtors, and shall, upon completion of documentation and execution, be valid, binding, and enforceable documents and agreements not in conflict with any federal, state, or local law. The documents and agreements are essential elements of the Plan, and entry into and consummation of the transactions contemplated by each such document or agreement are in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining which documents and agreements to enter into and have provided sufficient and adequate notice of such documents and agreements. The Debtors are authorized to take any action reasonably necessary or appropriate to consummate such agreements and the transactions contemplated thereby. aa. Vesting of Assets. 94. Except as otherwise provided in this the Plan, the Confirmation Order, the Purchase Agreement, or any other agreement, instrument, or other document incorporated therein or entered into in connection with or pursuant to the Plan or the Plan Supplement, on the

(Page | 50) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 50 Effective Date, all property of the Estates (other than the GUC Trust Assets) shall vest in the Post-Effective Date Debtors. Such assets shall be held free and clear of all liens, claims, charges, or other encumbrances unless expressly provided otherwise by the Plan or this Confirmation Order. Any distributions to be made under the Plan from such assets shall be made by the Plan Administrator or its designee. The Post-Effective Date Debtors, the Plan Administrator, and the GUC Trustee shall be deemed to be fully bound by the terms of the Plan and the Confirmation Order. bb. Treatment of Executory Contracts and Unexpired Leases. 95. Pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, the Plan provides for the assumption, assumption and assignment, assignment, or rejection of certain Executory Contracts and Unexpired Leases, effective as of the Effective Date except as otherwise provided therein or in a prior or pending notice, motion, and/or order. The Debtors’ determinations regarding the assumption, assumption and assignment, assignment, or rejection of Executory Contracts and Unexpired Leases are based on and within the sound business judgment of the Debtors, are necessary to the implementation of the Plan, and are in the best interests of the Debtors, their Estates, Holders of Claims and Interests, and other parties in interest in the Chapter 11 Cases. cc. Objections. 96. All objections, responses, reservations, statements, and comments in opposition to the Plan, including the Asset Sale and objections to the assumption and assumption and assignment of any executory contracts or unexpired leases, other than those resolved, adjourned,

(Page | 51) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 51 or withdrawn with prejudice prior to, or on the record at, the Confirmation Hearing, are overruled on the merits in all respects. All withdrawn objections, if any, are deemed withdrawn with prejudice. All objections to Confirmation not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, if any, are deemed waived and shall not be considered by the Court. 97. All parties have had a full and fair opportunity to litigate all issues raised or might have been raised in the objections to Confirmation of the Plan, and the objections have been fully and fairly litigated or resolved, including by agreed-upon reservations of rights as set forth in this Confirmation Order. R. Provisions Regarding Seacoast National Bank. 98. In accordance with and pursuant to the Purchase Agreement and the Plan, the Debtors will assume, and will assign to the Purchaser, that certain Master Equipment Lease Agreement #32133, dated December 17, 2020, including Equipment Schedule No. 4 (together, the “Seacoast MELA”), originally entered into between Debtors Cyxtera DC Holdings Inc. and Cyxtera Communications LLC (with respect to Equipment Schedule No. 4), as lessees, and Liberty Commercial Finance LLC (“LCF”), as lessor, for which Seacoast National Bank (“Seacoast”) has succeeded to the interests of LCF. The Debtors (a) shall pay all Cure amounts owed in connection with the Seacoast MELA in accordance with section 365 of the Bankruptcy Code and (b) until Closing, shall pay all amounts arising under the Seacoast MELA in the ordinary course of business to Seacoast through its designated servicer, Wingspire Equipment Finance, or such other designee that Seacoast will provide in writing to the Debtors. Effective as

(Page | 52) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 52 of the Closing, upon assignment of the Seacoast MELA to the Purchaser, (i) in accordance with and pursuant to the terms of the Purchase Agreement, the Purchaser shall assume all of the Debtors’ obligations arising under the Seacoast MELA from and after the date of the Closing, and (ii) the Purchaser will remit all payment obligations directly to Seacoast (and Seacoast shall provide the Purchaser with payment instructions contemporaneous with the Closing). For the avoidance of doubt, the Purchaser is not assuming any guaranty or related obligations of Cyxtera Technologies, Inc. in favor of Seacoast. At or following the Closing, the Purchaser (or the Debtors, as applicable) may assign the Seacoast MELA to a subsidiary or affiliate of Purchaser, provided that Purchaser either provides Seacoast with a written guarantee of all obligations under the Seacoast MELA or assumes in writing all liabilities under the Seacoast MELA. The Purchaser may not assign the Seacoast MELA to any other third parties without written consent from Seacoast. II. ORDER ACCORDINGLY, IT IS HEREBY ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT: A. Confirmation of the Plan. 1. This Confirmation Order confirms the Plan in its entirety as modified herein. 2. This Confirmation Order approves the Plan Supplement, including the documents contained therein, as they may be amended or supplemented through and including the Effective Date in accordance with and as permitted by the Plan. The terms of the Plan, the Plan

(Page | 53) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 53 Supplement, and the exhibits thereto are incorporated herein by reference and are an integral part of this Confirmation Order. 3. The terms of the Plan, the Plan Supplement, all exhibits thereto, and this Confirmation Order shall be effective and binding as of the Effective Date on all parties in interest, including, but not limited to, the following: (i) the Debtors; (ii) Holders of DIP Claims; (iii) Holders of Receivables Program Claims; (iv) Holders of First Lien Claims; (v) Holders of General Unsecured Claims; (vi) the Committee; (vii) the Purchaser or a Designee; and (viii) all other Holders of Claims and Interests. 4. The failure to include or refer to any particular article, section, or provision of the Plan, the Plan Supplement, the Purchase Agreement, or any related document, agreement, or exhibit does not impair the effectiveness of that article, section, or provision, it being the intent of the Court that the Plan, the Plan Supplement, the Purchase Agreement, and any related document, agreement, or exhibit are approved in their entirety. B. Objections. 5. To the extent that any objections (including any reservations of rights contained therein) to Confirmation, including approval of the Asset Sale, have not been withdrawn, waived, or settled before entry of this Confirmation Order, are not cured by the relief granted in this Confirmation Order, or have not been otherwise resolved as stated on the record of the Confirmation Hearing, all such objections (including any reservation of rights contained therein) are hereby overruled in their entirety and on their merits in all respects.

(Page | 54) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 54 6. All objections to Confirmation, including approval of the Asset Sale, not filed and served prior to the deadline for filing objections to the Plan set forth in the Confirmation Hearing Notice, are deemed waived and shall not be considered by the Court. C. Approval of the Asset Sale. 7. The Debtors have provided adequate and sufficient notice of the Asset Sale, including the transactions contemplated by the Purchase Agreement, under the facts and circumstances of these cases, including through the Sale Transaction Notice. Upon entry of this Confirmation Order, pursuant to sections 105(a), 363, 1123 and 1141 of the Bankruptcy Code, the Asset Sale set forth in the Purchase Agreement, and all transactions, covenants, agreements, conditions, and releases contemplated thereby, are authorized and approved. The Debtors are authorized, but not directed, to enter into and perform under the Purchase Agreement without further order of this Court. The Debtors, Purchaser, any Designee, and each other party to the Purchase Agreement are hereby authorized, without further order of the Court, to take any and all actions necessary or appropriate to (i) consummate the Asset Sale in accordance with the Plan, the DIP Credit Agreement, the DIP Order, the Purchase Agreement, and this Confirmation Order; (ii) perform, consummate, implement, and close the Purchase Agreement together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Sale pursuant to the Purchase Agreement; (iii) perform, consummate, and implement any preparatory transactions and any other actions as may be necessary or appropriate to effect a corporate restructuring of the Debtors’ and the Post-Effective Date Debtors’ respective businesses or corporate structure in order to effectuate the Asset Sale, including,

(Page | 55) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 55 without limitation, by issuance of any necessary Securities, notes, instruments, certificates, and other documents or any necessary intercompany mergers, consolidations, amalgamations, arrangements, continuances, restructurings, conversions, dissolutions, transfers, liquidations, or other corporate transactions; and (iv) apply the proceeds of the Asset Sale in accordance with the terms of the DIP Credit Agreement and the Plan. Entry of this Confirmation Order shall constitute approval of the Asset Sale and Purchase Agreement. The Debtors shall report and pay all taxes, including sales tax on any retail-related assets located and sold within the State of California, to the extent lawfully owed as a result of the Asset Sale (i.e., any taxes not exempt under section 1146 of the Bankruptcy Code). 8. The Debtors, the Post-Effective Date Debtors, and the Plan Administrator, as applicable, each acting by and through their respective officers, employees, and agents, as applicable, are authorized to take all reasonable actions required under the Plan, the Plan Supplement, and the Purchase Agreement that are necessary or appropriate to effectuate the Plan and the transactions contemplated therein, including the Asset Sale. 9. Each federal, state, commonwealth, local, foreign, or other governmental agency is directed and authorized to accept for filing and/or recording any and all documents, mortgages, and instruments necessary or appropriate to effectuate, implement, or consummate the transactions contemplated by the Plan, the Purchase Agreement, and this Confirmation Order. 10. The Purchase Agreement and any related documents or other instruments may be modified, amended, or supplemented by the parties thereto, subject to the consent rights set forth

(Page | 56) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 56 therein, in non-material ways in accordance with the terms thereof, without further order of the Court. 11. Notwithstanding anything herein to the contrary but subject in all respects to the Purchase Agreement, effective on and subject to the closing of the Asset Sale (the “Closing,” and the date thereof, the “Closing Date”): a. Pursuant to sections 105(a), 363(b), 363(f), 1123(b)(4), and 1141(c) of the Bankruptcy Code, the Acquired Assets shall be transferred to the Purchaser or a Designee free and clear of any and all Liens, Claims, Interests, charges, and other Encumbrances of any kind or nature (except for those Liens, Claims, Interests, charges, or other Encumbrances expressly assumed by the Purchaser pursuant to the terms of the Purchase Agreement);5 b. consistent with the DIP Credit Agreement and the DIP Orders, as applicable, all Liens, Claims, Interests, charges, and other encumbrances on the Acquired Assets securing any obligations of the Debtors or the Post-Effective Date Debtors prior to the Closing shall attach to the proceeds of the Asset Sale, in the order of their priority, with the same validity, force, and effect, if any, that they had against such Acquired Assets prior to the Closing; c. neither the Purchaser, a Designee, nor any of their respective affiliates are or shall be deemed to: (i) be legal successors to the Debtors or the Post-Effective Date Debtors or their estates by reason of any theory of law or equity, (ii) have, de facto or otherwise, merged with or into the Debtors or the Post-Effective Date Debtors, or (iii) be an alter ego or a mere continuation or substantial continuation or successor of the Debtors or the Post-Effective Date Debtors in any respect; d. except as otherwise expressly set forth in the Purchase Agreement, the Purchaser, the Designees, and each of their respective successors, affiliates, and assigns shall have no liability for or obligations with respect to any Encumbrance, and all persons and entities holding Encumbrances are hereby forever barred, estopped, and permanently enjoined from 5 For the avoidance of doubt, all capitalized terms used but not defined in this paragraph 11 shall have the meaning ascribed to such terms in the Purchase Agreement.

(Page | 57) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 57 (i) asserting such Encumbrances against the Purchaser, the Designees, and each of their successors, affiliates, assigns, and/or any of their property or the Acquired Assets and (ii) interfering with the Purchaser’s or Designees’ title to or use and enjoyment of the Acquired Asset based on or related to any Encumbrance; e. the Purchaser and Designees expressly reserve any and all rights, defenses, and objections with regard to the Assumed Liabilities in accordance with the Purchase Agreement; f. solely with respect to the Acquired Assets and not with respect to any proceeds thereof, each holder of any Liens, Claims, Interests, charges, and other encumbrances of any kind or nature against the Acquired Assets shall be deemed to have waived and released such Liens, Claims, Interests, charges, and other Encumbrances of any kind or nature, without regard to whether such holder has executed or filed any applicable release. Any such holder of such Liens, Claims, Interests, charges, and other Encumbrances of any kind or nature is directed to execute and deliver any waivers, releases, or other related documentation reasonably requested by the Debtors, the Purchaser, or a Designee to evidence the release of its Liens, Claims, Interests, charges, and other Encumbrances of any kind or nature in the Acquired Assets; provided that such documentation does not release any Liens, Claims, Interests, charges, and other encumbrances in the proceeds of the Acquired Assets. Any person or entity that has filed any financing statements, mortgages, deeds of trust, mechanic’s liens, lis pendens, or any other documents or agreements evidencing a Lien on the Acquired Assets is directed to deliver to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, or releases of all Liens that the person or entity has with respect to the Acquired Assets (collectively, the “Release Documents”); g. in the event that such termination statements, instruments of satisfaction, or releases of all Liens are not filed in accordance with the foregoing paragraph, each of the Purchaser and the Designees, as may be applicable, is hereby authorized to (i) execute and file such Release Documents on behalf of such person; (ii) file, register, or otherwise record a certified copy of this Confirmation Order, which, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Liens against the Acquired Assets of any kind or nature whatsoever but shall not release any Liens in respect of the proceeds of the Acquired Assets; and (iii) seek in this Court or any other court of competent

(Page | 58) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 58 jurisdiction to compel appropriate persons to execute the appropriate Release Documents; provided that, notwithstanding anything in this Confirmation Order or the Purchase Agreement to the contrary, the provisions of this Confirmation Order shall be self-executing, and none of the Debtors, the Plan Administrator, the Post-Effective Date Debtors, or the Purchaser shall be required to execute or file any Release Documents in order to effectuate, consummate, or implement the provisions of this Confirmation Order; h. this Confirmation Order, if filed, registered, or otherwise recorded, shall be effective as a conclusive determination that all Liens, Claims, Interests, charges, and other Encumbrances of any kind or nature existing as to the Acquired Assets prior to the Closing have been unconditionally released, discharged, and terminated and that the conveyances described herein have been effected and that such Liens, Claims, Interests, charges, and other Encumbrances have attached to the proceeds of the Acquired Assets, and this Confirmation Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, county, or local government agency, department, or office; provided that this Confirmation Order shall be binding and effective regardless of whether any such filing, registration, or recordation occurs; i. this Confirmation Order is and shall be binding upon and govern the acts of all persons, including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrar of patents, trademarks, or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, county, and local officials, and all other persons who may be required by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets (all such entities being referred to as “Recording Officers”). Each Recording Officer is authorized, from and after the Effective Date, to strike all recorded Liens (other than Permitted Liens) on or against the Acquired Assets (other than Assumed Liabilities) from their records, official or otherwise, without further order of the Court or act of any Person, in accordance with the Plan, the Purchase Agreement, and this Confirmation Order. Each Recording Officer is authorized and directed (i) to file, record, and/or register any and all documents and instruments presented to consummate or memorialize the Asset Sale and (ii) to accept and rely on this Confirmation Order as the sole and sufficient evidence of the transaction set forth herein;

(Page | 59) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 59 j. no Bulk sales law or any similar law of any state or other jurisdiction shall apply in any way to the Asset Sale; and k. the Purchaser and the Designees are good-faith purchasers under section 363(m) of the Bankruptcy Code and, as such, are entitled to all of the protections afforded thereby. D. No Successor or Other Derivative Liability. 12. By virtue of the Sale Transaction, the Purchaser, any Designee, and each of their respective affiliates, successors, and assigns, in accordance with the Purchase Agreement, shall not be deemed or considered to: (i) be a legal successor, or otherwise be deemed a successor to any of the Debtors; (ii) have, de facto or otherwise, merged with or into any or all Debtors; (iii) be consolidated with the Debtors or their Estates; or (iv) be an alter ego or a continuation or substantial continuation, or be holding itself out as a mere continuation, of any of the Debtors or their respective Estates, businesses, or operations, or any enterprise of the Debtors, in each case by any law or equity, and, other than as set forth in the Purchase Agreement, the Purchaser has not assumed nor is in any way responsible for any liability or obligation of the Debtors or the Debtors’ Estates, except with respect to the Assumed Liabilities. Except as expressly set forth in the Purchase Agreement, the Purchaser and its affiliates, successors, and assigns, including any Designee (and its affiliates, successors, and assigns) in accordance with the Purchase Agreement, shall have no successor, transferee, or vicarious liability of any kind or character, including, without limitation, under any theory of foreign, federal, state, or local antitrust, environmental, successor, tax, ERISA, assignee, or transferee liability, labor, product liability, employment, de facto merger, substantial continuity, or other law, rule, regulation, or doctrine, whether known or unknown as of the Closing Date (as defined in the Purchase Agreement), now existing or

(Page | 60) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 60 hereafter arising, whether asserted or unasserted, fixed or contingent, liquidated or unliquidated with respect to the Debtors, or any obligations of the Debtors arising prior to the Effective Date, including, without limitation, liabilities on account of any taxes or other Governmental Authority fees, contributions, or surcharges, in each case arising, accruing, or payable under, out of, in connection with, or in any way relating to, the operation of Purchaser or the Purchaser’s assets prior to the Closing Date or arising based on actions of the Debtors taken after the Closing Date. 13. Except as expressly set forth herein or in the Purchase Agreement, the Purchaser and its respective successors, affiliates, and assigns, including any Designee in accordance with the Purchase Agreement, shall have no liability for any Claim against the Debtors, the Debtors’ Estates, a non-Debtor Affiliate, or Excluded Liabilities, whether known or unknown as of the Effective Date, now existing or hereafter arising, whether fixed or contingent, whether derivatively, vicariously, as a transferee, successor, alter ego, or otherwise, of any kind, nature, or character whatsoever, by reason of any theory of law or equity, including Claims or Excluded Liabilities arising under, without limitation: (i) any employment or labor agreements or the termination thereof relating to the Debtors; (ii) any pension, welfare, compensation, or other employee benefit plans, agreements, practices, and programs, including, without limitation, any pension plan of or related to any of the Debtors or the Debtors’ affiliates or predecessors or any current or former employees of any of the foregoing, including, without limitation, the termination of any of the foregoing; (iii) the Debtors’ business operations or the cessation thereof; (iv) any litigation involving one or more of the Debtors; and (v) any employee, workers’ compensation, occupational disease, or unemployment or temporary-disability-related law,

(Page | 61) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 61 including, without limitation, claims that might otherwise arise under or pursuant to: (A) the Employee Retirement Income Security Act of 1974, as amended; (B) the Fair Labor Standards Act; (C) Title VII of the Civil Rights Act of 1964; (D) the Federal Rehabilitation Act of 1973; (E) the National Labor Relations Act; (F) the Worker Adjustment and Retraining Notification Act of 1988; (G) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended; (H) the Americans with Disabilities Act of 1990; (I) the Consolidated Omnibus Budget Reconciliation Act of 1985; (J) the Multiemployer Pension Plan Amendments Act of 1980; (K) state and local discrimination laws; (L) state and local unemployment compensation laws or any other similar state and local laws; (M) state workers’ compensation laws; (N) any other state, local, or federal employee benefit laws, regulations, or rules or other state, local, or federal laws, regulations, or rules relating to, wages, benefits, employment, or termination of employment with any or all Debtors or any predecessors; (O) any antitrust laws; (P) any product liability or similar laws, whether state or federal or otherwise; (Q) any environmental laws, rules, or regulations, including, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601, et seq., or similar state statutes; (R) the Perishable Agricultural Commodities Act (PACA), 7 U.S.C. §§ 499a et seq.; (S) any bulk sales or similar laws; (T) any federal, state, or local tax statutes, regulations, or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; (U) the Claims or Liabilities relating to conduct prior to the Effective Date brought by a consumer borrower against any Debtor for the violation of (i) The Real Estate Settlement Procedures Act of 1974 (RESPA) (12 U.S.C. § 2601 et seq.), (ii) The Fair Credit

(Page | 62) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 62 Reporting Act (15 U.S.C. § 1681), (iii) The Truth in Lending Act (12 C.F.R. § 1026), (iv) The Fair Debt Collection Practices Act (15 U.S.C. §§ 1692–1692p), and (v) any and all state law equivalents of the foregoing clauses (i) through (iv); (V) any other Claim or Cause of Action for fraudulent inducement of a consumer borrower to enter into a loan; and (W) any common law doctrine of de facto merger or successor or transferee liability, successor-in-interest liability theory, or any other theory of or related to successor liability. E. Injunction. 14. All Persons and Entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Acquired Assets to the Purchaser or a Designee in accordance with the Purchase Agreement and this Confirmation Order. On and after the Closing Date, except for Persons or Entities entitled to enforce Assumed Liabilities and Permitted Encumbrances (each as defined in the Purchase Agreement), all Persons and Entities (including, but not limited to, the Debtors and/or their respective successors (including any trustee), creditors, investors, certificate holders, securitization trustees, borrowers, current and former employees and shareholders, administrative agencies, governmental units, secretaries of state, federal, state, and local officials, including those maintaining any authority relating to any environmental, health, and safety laws, and the successors and assigns of each of the foregoing) holding Claims against the Acquired Assets or against the Debtors in respect of the Acquired Assets of any kind or nature whatsoever shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing any Claims of any kind or nature whatsoever (including, without limitation, Claims or liabilities

(Page | 63) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 63 relating to any act or omission of the Debtors prior to the Effective Date, and any indemnification Claims or Liabilities relating to any act or omission of the Debtors or any other Person or Entity prior to the Effective Date) against the Purchaser, any affiliate of the Purchaser, a Designee in accordance with the Purchase Agreement, or any of their respective property, successors, and assigns, or the Acquired Assets, as an alleged successor or on any other grounds. 15. Upon the transfer or assignment of the Assumed Contracts, as applicable, to the Purchaser or a Designee in accordance with the Purchase Agreement, each Counterparty to an Assumed Contract is hereby forever barred, estopped, and permanently enjoined from asserting against the Acquired Assets, the Purchaser, any Designee, each of their respective affiliates, or each of its or their respective property (a) any setoff, defense, recoupment, Claim, counterclaim or default asserted or assertable against, or otherwise seeking to delay, defer, or impair any rights of the Purchaser or any Designee in accordance with the Purchase Agreement with respect to the Acquired Assets with respect to an act or omission of, the Debtors, or (b) any rent acceleration, assignment fee, default, breach, Claim, or pecuniary loss or condition to assignment or transfer arising under or related to an Assumed Contract that is being assumed and assigned or assigned in accordance with the Purchase Agreement existing as of the Closing Date, or arising by reason of the Closing Date. No delay or failure of performance under or in respect of any Excluded Contract (as defined in the Purchase Agreement) will (i) affect any right of the Purchaser or a Designee in accordance with the Purchase Agreement, or any obligation of any other Person or Entity, including any Counterparty, under any Assumed Contract that is being assumed and assigned or assigned in accordance with the Purchase Agreement or (ii) permit, result in, or give

(Page | 64) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 64 rise to any setoff, delay, deferral, defense, recoupment, Claim, interest, counterclaim, default, or other impairment of the right to receive any payment or otherwise to enforce any other rights under any Assumed Contract that is being assumed and assigned or assigned in accordance with the Purchase Agreement. 16. No Person or Entity shall assert, and the Purchaser, any Designee in accordance with the Purchase Agreement, and the Acquired Assets shall not be subject to, any defaults, breaches, counterclaims, offsets, defenses (whether contractual or otherwise, including, without limitation, any right of recoupment), Claims, or liabilities of any kind or nature whatsoever to delay, defer, or impair any right of the Purchaser, any Designee in accordance with the Purchase Agreement, or the Debtors, or any obligation of any other Person or Entity, under or with respect to any Acquired Assets (including, without limitation, an Assumed Contract), with respect to any act or omission that occurred prior to the Closing Date or with respect to any Excluded Contract or any obligation of the Debtors that is not an Assumed Liability. F. Fair Purchase Price. 17. The total consideration provided by the Purchaser and/or a Designee pursuant to the Purchase Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code, the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, the Uniform Voidable Transfer Act, and any other applicable law and may not be avoided under section 363(n) of the Bankruptcy Code or under any other law of the United States, any state, territory, possession thereof, the District of Columbia, or any other applicable law. The Purchase Agreement and the Asset Sale are not subject to rejection or avoidance (whether

(Page | 65) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 65 through any avoidance, fraudulent transfer, preference or recovery, claim, action, or proceeding arising under chapter 5 of the Bankruptcy Code or under any similar state or federal law or any other cause of action) by the Debtors, any chapter 7 or chapter 11 trustee of the Debtors’ bankruptcy estates, or any other person or entity. The Purchase Agreement, this Confirmation Order, and the Debtors’ obligations therein and herein shall not be altered, impaired, amended, rejected, discharged, or otherwise affected by any chapter 11 plan proposed or confirmed in these bankruptcy cases, including the Plan, any other order confirming any chapter 11 plan, or any subsequent order of this Court without the prior written consent of the Purchaser or the applicable Designees (solely to the extent expressly provided for in the Designation Agreement6). 18. Neither the Debtors, the Purchaser, a Designee, nor any parent or affiliate of the Purchaser or of a Designee has engaged in any conduct that would cause or permit the Purchase Agreement or the Asset Sale to be avoided under section 363(n) of the Bankruptcy Code. G. Surrender of Possession. 19. All Persons that are currently in possession of some or all of the Acquired Assets are hereby directed to surrender possession of such Acquired Assets to the Debtors as of the Effective Date or at such later time as the Purchaser or a Designee, the Post-Effective Date Debtors, or the Plan Administrator reasonably requests. To the extent required by the Purchase Agreement, the Debtors are authorized to exercise commercially reasonable efforts to assist the Purchaser or a Designee in assuring that all Persons that are presently, or on the Effective Date 6 “Designation Agreement” has the meaning ascribed to it in the Purchase Agreement.

(Page | 66) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 66 may be, in possession of some or all of the Acquired Assets will surrender possession of the Acquired Assets to either (i) the Debtors before the Effective Date or (ii) the Purchaser or a Designee on or after the Effective Date. H. Transfer of Property. 20. On the Effective Date, this Confirmation Order shall be considered, and constitute for any and all purposes, a legal, valid, binding, effective, and complete general assignment, conveyance, and transfer of the Acquired Assets and a bill of sale or assignment transferring indefeasible title in the Acquired Assets in connection with the Asset Sale. I. No Discriminatory Treatment. 21. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may deny, revoke, suspend, or refuse to renew any permit, license, or similar grant relating to the operation of the Purchaser or a Designee on account of the filing or pendency of the Chapter 11 Cases or the consummation of the transactions contemplated by the Purchase Agreement. J. Not an Insider. 22. As of the date hereof, neither the Purchaser nor any Designee is an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors, or controlling stockholders existed between the Debtors and the Purchaser or a Designee.

(Page | 67) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 67 K. Anti-Assignment Provisions. 23. All anti-assignment provisions in any Assumed Contract shall not restrict, limit, or prohibit the assumption, assignment, and sale of the Assumed Contracts and are unenforceable anti-assignment provisions in connection with the Asset Sale within the meaning of section 365(f) of the Bankruptcy Code. L. Plan Modifications. 24. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Plan or who are conclusively presumed to have accepted the Plan are presumed to accept the Plan, subject to modifications, if any. No Holder of a Claim who has voted to accept the Plan shall be permitted to change its vote as a consequence of the Plan or Plan Supplement modifications. All modifications to the Plan or Plan Supplement made after the Voting Deadline are hereby approved pursuant to section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019. M. Post-Confirmation Modification of the Plan and Purchase Agreement. 25. Subject to the limitations and terms contained in Article X.A and B of the Plan, the Debtors are hereby authorized to amend or modify the Plan at any time prior to the substantial consummation of the Plan, but only in accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, without further order of this Court, subject to the consent rights in the Plan. 26. The Purchase Agreement and related agreements, documents, or other instruments executed in connection therewith may be modified, amended, or supplemented by the parties

(Page | 68) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 68 thereto in a writing signed by each party, and in accordance with the terms thereof, without further order of the Court and subject to the consent rights set forth in the Plan. N. Plan Classification Controlling. 27. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder and the classifications set forth on the ballots tendered to or returned by the Holders of Claims or Interests in connection with voting on the Plan: (i) were set forth thereon solely for purposes of voting to accept or reject the Plan; (ii) do not necessarily represent and in no event shall be deemed to modify or otherwise affect the actual classification of Claims and Interests under the Plan for distribution purposes; (iii) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (iv) shall not be binding on the Debtors except for voting purposes. O. General Settlement of Claims and Interests. 28. To the greatest extent permissible under the Bankruptcy Code, and in consideration of the classification, distributions, releases, and other benefits provided under the Plan, upon the Effective Date, the provisions of the Plan shall constitute a good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan. To the greatest extent permissible under the Bankruptcy Code, the Plan shall be deemed a motion to approve the good faith compromise and settlement of all such Claims, Interests, and controversies, and entry of the Confirmation Order shall constitute the Court’s approval of such compromise and settlement, as well as a finding by the Court that such settlement and

(Page | 69) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 69 compromise is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests. Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests (as applicable) in any Class are intended to be and shall be final. P. Restructuring Transactions. 29. On the Effective Date, the applicable Debtors or the Post-Effective Date Debtors, as applicable, shall enter into any transaction and shall take any actions as may be necessary or appropriate to effect the transactions described herein, including, as applicable, consummation of any sales of any assets vested with the Post-Effective Date Debtors, winding down the Estates, closing the Chapter 11 Cases, monetizing assets, the cancellation of all securities, notes, instruments, certificates, and other documents pursuant to the Plan, one or more mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Plan Administrator reasonably determines to be necessary to consummate the Plan (collectively, the “Restructuring Transactions”). The actions to implement the Restructuring Transactions may include: (i) the good faith compromise and settlement of all Claims and Interests and controversies resolved pursuant to the Plan; (ii) authorization for the Debtors and Post-Effective Date Debtors, as applicable, to take all actions necessary to effectuate the Plan and the Asset Sale, including any restructuring transaction steps set forth in the Plan Supplement; (iii) the funding and sources of consideration for the Plan distributions; (iv) preservation of the Debtors’ corporate existence following the Effective Date (except as otherwise provided in the Plan and

(Page | 70) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 70 solely for the purposes set forth in the Plan); (v) the vesting of the Estates’ assets in the respective Post-Effective Date Debtors except as otherwise provided in the Purchase Agreement; (vi) the cancellation of existing agreements and Interests; (vii) the effectuation and implementation of other documents and agreements contemplated by, or necessary to effectuate, the transactions contemplated by the Plan; (viii) the assumption of certain employment obligations; (ix) the preservation of certain Claims and Causes of Action not released pursuant to the Plan, if applicable; (x) the closing of certain of the Chapter 11 Cases; (xi) consummation of the Sale Transaction, and entry into and performance under the Purchase Agreement and related documents; (xii) appointment of the Plan Administrator; (xiii) winding down of the Debtors’ estates following consummation of the Asset Sale; (xiv) creation of the GUC Trust and entry into and performance under the GUC Trust Agreement; and (xv) preservation of the D&O Liability Insurance Policies. Q. Corporate Action. 30. Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, including, as applicable: (i) implementation of the Restructuring Transactions; (ii) all other actions contemplated under the Plan (whether to occur before, on, or after the Effective Date); (iii) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (iv) consummation of the Sale Transaction pursuant to the Purchase Agreement and related documents; (v) formation of the Post-Effective Date Debtors and selection of the Plan Administrator; and (vi) all other acts or actions contemplated or reasonably necessary or appropriate to promptly consummate the

(Page | 71) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 71 Restructuring Transactions contemplated by the Plan (whether to occur before, on, or after the Effective Date). All matters provided for in the Plan involving the corporate structure of the Debtors or the Post-Effective Date Debtors and any corporate action required by the Debtors or the Post-Effective Date Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect without any requirement of further action by the security Holders, directors, officers, or managers of the Debtors or the Post-Effective Date Debtors. On or prior to the Effective Date, as applicable, the appropriate officers of the Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as applicable, shall be authorized and (as applicable) directed to issue, execute, and deliver the agreements, documents, securities, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Post-Effective Date Debtors. The authorizations and approvals contemplated by Article V.H of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law. R. Vesting of Assets in the Post-Effective Date Debtors and Continued Corporate Existence. 31. Except as otherwise provided in the Plan, the Confirmation Order, the Purchase Agreement, or any agreement, instrument, or other document incorporated herein, or entered into in connection with or pursuant to, the Plan, the Plan Supplement, or the Purchase Agreement, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan (other than the GUC Trust Assets) shall vest in each respective Post-Effective Date Debtor, free and clear of all Liens, Claims, charges, Causes of Action, or other encumbrances. On and after the Effective Date, except as otherwise provided in

(Page | 72) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 72 the Plan, the Confirmation Order, the Purchase Agreement, or any agreement, instrument, or other document incorporated herein, each Post-Effective Date Debtor may operate its business and use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. 32. On and after the Effective Date, the Post-Effective Date Debtors shall continue in existence for purposes of (i) winding down the Debtors’ business and affairs as expeditiously as reasonably possible as authorized by the Bankruptcy Court; (ii) resolving Disputed Claims; (iii) making distributions on account of Allowed Claims as provided hereunder; (iv) establishing and funding the Distribution Reserve Accounts; (v) enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in an efficacious manner and only to the extent the benefits of such enforcement or prosecution are reasonably believed to outweigh the costs associated therewith; (vi) filing appropriate tax returns; (vii) complying with any continuing obligations under the Purchase Agreement; and (viii) administering the Plan in an efficacious manner. The Post-Effective Date Debtors shall be deemed to be substituted as the party-in-lieu of the Debtors in all matters, including (x) motions, contested matters, and adversary proceedings pending in the Bankruptcy Court, and (y) all matters pending in any courts, tribunals, forums, or administrative proceedings outside of the Bankruptcy Court, in each case without the need or requirement for the Plan Administrator to file motions or substitutions of parties or counsel in each such matter.

(Page | 73) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 73 33. Notwithstanding anything to the contrary in the Plan, on the Effective Date, any Cause of Action not transferred to the Purchaser or a Designee in accordance with the Purchase Agreement or settled, released, discharged, enjoined, or exculpated under the Plan on or prior to the Effective Date shall vest in the Post-Effective Date Debtors and shall be subject to administration by the Plan Administrator, and the net proceeds thereof shall be Distributable Consideration. S. Plan Administrator. 34. The Plan Administrator shall retain and have all the rights, powers, and duties necessary to carry out his responsibilities under this Plan and as otherwise provided in the Confirmation Order. 35. On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, and officers of the Post-Effective Date Debtors shall be deemed to have resigned, solely in their capacities as such, and the Plan Administrator shall be appointed as the sole manager, sole director, and sole officer of the Post-Effective Date Debtors and shall succeed to the powers of the Post-Effective Date Debtors’ managers, directors, and officers. The Plan Administrator shall act for the Post-Effective Date Debtors in the same fiduciary capacity as applicable to a board of managers, directors, and officers, subject to the provisions hereof (and all certificates of formation, membership agreements, and related documents are deemed amended by the Plan to permit and authorize the same) and shall retain and have all the rights, powers, and duties necessary to carry out his or her responsibilities under the Plan in accordance with the Wind Down and as otherwise provided in the Confirmation Order.

(Page | 74) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 74 36. From and after the Effective Date, the Plan Administrator shall be the sole representative of, and shall act for, the Post-Effective Date Debtors. The foregoing shall not limit the authority of the Post-Effective Date Debtors or the Plan Administrator, as applicable, to continue the employment of any former manager or officer. The Debtors, after the Confirmation Date, and the Post-Effective Date Debtors or Plan Administrator, after the Effective Date, shall be permitted to make payments to employees pursuant to employment programs then in effect, and, in the reasonable business judgment of the Plan Administrator and upon three (3) Business Days’ notice to counsel to the AHG, to implement additional employee programs and make payments thereunder solely as necessary to effectuate the Wind Down, without any further notice to or action, order, or approval of the Bankruptcy Court. 37. The powers of the Plan Administrator shall include any and all powers and authority to implement the Plan and to administer and distribute the Distribution Reserve Accounts and wind down the business and affairs of the Debtors and Post-Effective Date Debtors, including: (i) making distributions under the Plan; provided that, prior to making final distributions as contemplated herein and until all letters of credit issued under the First Lien Credit Agreement are replaced and cancelled, are drawn, or expire pursuant to their terms, the Plan Administrator or the Disbursing Agent, at the election of the Debtors or the Post-Effective Date Debtors, as applicable, shall reserve an amount of Distributable Consideration or New Common Stock, as applicable, on account of the Undrawn LC Facility Claims equal to the incremental distributions to which such Holders of First Lien Claims would be entitled if all undrawn letters of credit issued under the First Lien Credit Agreement were drawn and funded as

(Page | 75) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 75 contemplated therein (the “Undrawn LC Facility Claims Reserve”); (ii) liquidating, receiving, holding, investing, supervising, and protecting the assets of the Post-Effective Date Debtors in accordance with the Wind-Down Reserve; (iii) taking all steps to execute all instruments and documents necessary to effectuate the distributions to be made under the Plan; (iv) making distributions from the Distribution Reserve Accounts as contemplated under the Plan; (v) establishing and maintaining bank accounts in the name of the Post-Effective Date Debtors; (vi) subject to the terms set forth herein, employing, retaining, terminating, or replacing professionals to represent it with respect to its responsibilities or otherwise effectuating the Plan to the extent necessary; (vii) paying all reasonable fees, expenses, debts, charges, and liabilities of the Post-Effective Date Debtors; (viii) except as otherwise provided for herein, enforcing and prosecuting claims, interests, rights, and privileges under the Causes of Action on the Schedule of Retained Causes of Action in accordance with Article IV.E of the Plan; (ix) administering and paying taxes of the Post-Effective Date Debtors, including filing tax returns; (x) representing the interests of the Post-Effective Date Debtors or the Estates before any taxing authority in all matters, including any action, suit, proceeding, or audit; (xi) discharging the Sellers’ and the Post-Effective Date Debtors’ Post-Effective Date obligations under the Purchase Agreement; and (xii) exercising such other powers as may be vested in it pursuant to order of the Bankruptcy Court or pursuant to the Plan, the Confirmation Order, or any applicable orders of the Bankruptcy Court or as the Plan Administrator reasonably deems to be necessary and proper to carry out the provisions of the Plan in accordance with the Wind-Down Reserve.

(Page | 76) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 76 38. To the extent that undrawn letters of credit issued under the First Lien Credit Agreement are drawn after the Distribution Record Date, such Undrawn LC Facility Claims, if any, shall be satisfied from the Undrawn LC Facility Claims Reserve. The Plan Administrator shall hold in the Undrawn LC Facility Claims Reserve all dividends, payments, and other distributions made on account of, as well as any obligations arising from, the property held in the Undrawn LC Facility Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise. For the avoidance of doubt, the foregoing shall not affect distributions to holders of First Lien Claims on account of drawn letters of credit as of the Distribution Record Date. T. Plan Implementation Authorization. 39. The Debtors, the Post-Effective Date Debtors, or the Plan Administrator, as the case may be, and their respective directors, officers, members, agents, and attorneys, financial advisors, and investment bankers are authorized and empowered from and after the date hereof to negotiate, execute, issue, deliver, implement, file, or record any contract, instrument, release, or other agreement or document related to the Plan, as the same may be modified, amended and supplemented, and to take any action necessary or appropriate to implement, effectuate, consummate, or further evidence the Plan in accordance with its terms and the terms hereof, or take any or all corporate actions authorized to be taken pursuant to the Plan or this Confirmation Order, whether or not specifically referred to in the Plan or any exhibit thereto, without further order of the Court. To the extent applicable, any or all such documents shall be accepted upon presentment by each of the respective state filing or recording offices and filed or recorded in

(Page | 77) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 77 accordance with applicable state law and shall become effective in accordance with their terms and the provisions of state law. Pursuant to the business corporation laws of any state, as applicable, no action of the Debtors’ boards of directors or the Post-Effective Date Debtors will be required to authorize the Debtors or the Post-Effective Date Debtors, as applicable, to enter into, execute and deliver, adopt or amend, as the case may be, any such contract, instrument, release, or other agreement or document related to the Plan, and following the Effective Date, each of the Plan documents will be a legal, valid, and binding obligation of the Debtors, the Post- Effective Date Debtors, or the Plan Administrator, as applicable, enforceable against the Debtors, the Post-Effective Date Debtors, and the Plan Administrator, in accordance with the respective terms thereof. 40. For the avoidance of doubt, the Debtors or Post-Effective Date Debtors, as applicable, are authorized and empowered to take all actions necessary related to any corporate name changes in order to effectuate and implement the Plan and the Asset Sale. The Clerk of the United States Bankruptcy Court for the District of New Jersey is authorized and directed to make any necessary docket entries or other filings with the Court related to any corporate name change of the Debtors or Post-Effective Date Debtors, including, but not limited to, docket entries changing the caption of these Chapter 11 Cases. U. Cancellation of Existing Agreements and Interests. 41. On the Effective Date, except to the extent otherwise provided in the Plan, including in Article V.A. of the Plan, all notes, instruments, certificates, and other documents evidencing Claims or Interests, including the First Lien Credit Documents and all other credit

(Page | 78) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 78 agreements and indentures, shall be cancelled, and the obligations of the Debtors and any non- Debtor Affiliate thereunder or in any way related thereto, including any Liens and/or claims in connection therewith, shall be deemed satisfied in full, cancelled, discharged, released, and of no force or effect, and the Agents shall be released from all duties and obligations thereunder. Holders of or parties to such cancelled instruments, securities, and other documentation will have no rights arising from or relating to such instruments, securities, and other documentation, or the cancellation thereof, except the rights provided for pursuant to the Plan. Notwithstanding the foregoing or anything to the contrary herein, any rights of each Agent to indemnification and participation by the other lenders in letters of credit under the DIP Documents, the Receivables Program Documents, the First Lien Credit Documents, and the Bridge Facility Documents shall remain binding and enforceable in accordance with the terms of such documents; provided that any such rights to indemnification shall remain binding and enforceable only as against the Post-Effective Date Debtors and shall not be subject to discharge, impairment, or release under the Plan or the Confirmation Order or be asserted against the Purchaser, a Designee, or any of their respective affiliates, or their respective property or assets, including any Acquired Entity (as defined in the Purchase Agreement). V. Wind Down and Dissolution. 42. As soon as practicable after the Effective Date, the Plan Administrator shall: (i) cause the Debtors and the Post-Effective Date Debtors, as applicable, to comply with and abide by the terms of the Purchase Agreement and any other documents contemplated thereby; (ii) to the extent applicable, file a certificate of dissolution or equivalent document, together with

(Page | 79) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 79 all other necessary corporate and company documents, to effect the dissolution of one or more of the Debtors or the Post-Effective Date Debtors under the applicable laws of their state of incorporation or formation (as applicable); and (iii) take such other actions as the Plan Administrator may determine to be necessary or desirable to carry out the purposes of the Plan. Any certificate of dissolution or equivalent document may be executed by the Plan Administrator without the need for any action or approval by the shareholders or board of directors or managers of any Debtor. From and after the Effective Date, except with respect to Post-Effective Date Debtors as set forth herein, the Debtors (x) for all purposes shall be deemed to have withdrawn their business operations from any state in which the Debtors were previously conducting, or are registered or licensed to conduct, their business operations and shall not be required to file any document, pay any sum, or take any other action in order to effectuate such withdrawal, (y) shall be deemed to have canceled pursuant to the Plan all Existing Equity Interests, and (z) shall not be liable in any manner to any taxing authority for franchise, business, license, or similar taxes accruing on or after the Effective Date. For the avoidance of doubt, notwithstanding the Debtors’ dissolution, the Debtors shall be deemed to remain intact solely with respect to the preparation, filing, review, and resolution of applications for Professional Fee Claims. The filing of the final monthly report (for the month in which the Effective Date occurs) and all subsequent quarterly reports shall be the responsibility of the Plan Administrator. W. Approval of Consents and Authorization to Take Acts Necessary to Implement Plan. 43. This Confirmation Order shall constitute all authority, approvals, and consents required, if any, by the laws, rules, and regulations of all states and any other governmental

(Page | 80) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 80 authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts and transactions referred to in or contemplated by the Plan, the Plan Supplement, the Disclosure Statement, and any documents, instruments, securities, or agreements, and any amendments or modifications thereto. X. The Releases, Injunction, Exculpation, and Related Provisions Under the Plan. 44. Unless otherwise provided in the Plan or in this Confirmation Order, no Person or Entity may commence or pursue a Claim or Cause of Action of any kind against the Debtors, the Post-Effective Date Debtors, the Exculpated Parties, or the Released Parties, as applicable, that is subject to, or is reasonably likely to be subject to, Article VIII.C, Article VIII.D, or Article VIII.E of the Plan, without the Bankruptcy Court first determining that such Claim or Cause of Action was not subject to Article VIII.C, Article VIII.D, or Article VIII.E of the Plan and specifically authorizing such Person or Entity to bring such Claim or Cause of Action against any such Debtor, Post-Effective Date Debtor, Exculpated Party, or Released Party. For the avoidance of doubt, the Gatekeeper Provision shall not be construed to prohibit the Plan Administrator from (i) enforcing the rights of the Post-Effective Date Debtors pursuant to the Plan or any Plan Supplement document; (ii) objecting to Claims pursuant to Article VII of the Plan; or (iii) pursuing any Cause of Action retained by the Post-Effective Date Debtors pursuant to the Plan and the Confirmation Order; provided that, in each case, the Plan Administrator satisfies the requirements of Art. VIII.F of the Plan.

(Page | 81) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 81 Y. Treatment of Executory Contracts and Unexpired Leases. 45. The provisions governing the treatment of Executory Contracts and Unexpired Leases set forth in Article V of the Plan (including the procedures regarding the resolution of any and all disputes concerning the assumption or rejection, as applicable, of such Executory Contracts and Unexpired Leases) as well as any notices related to the procedures shall be and hereby are approved in their entirety, except as modified herein. 46. On the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, each Executory Contract or Unexpired Lease not previously rejected, assumed, or assumed and assigned shall be (i) assumed, assumed and assigned, or assigned to the Purchaser or a Designee in accordance with the Purchase Agreement, as applicable, if it is listed on the Schedule of Assumed Executory Contracts and Unexpired Leases; (ii) assumed, assumed and assigned, or assigned to the Purchaser or a Designee in accordance with the Purchase Agreement if it is not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and does not relate exclusively to Excluded Assets or Excluded Liabilities; or (iii) rejected if it is (a) listed on the Schedule of Rejected Executory Contracts and Unexpired Leases or (b) not listed on either the Schedule of Assumed Executory Contracts and Unexpired Leases or the Schedule of Rejected Executory Contracts and Unexpired Leases and relates exclusively to Excluded Assets or Excluded Liabilities. For the avoidance of doubt, the foregoing shall not affect any Executory Contract or Unexpired Lease that is (i) explicitly designated by the Plan or the Confirmation Order to be assumed or assumed and assigned, as applicable, in connection with the Confirmation of the

(Page | 82) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 82 Plan; (ii) subject to a pending motion to assume such Executory Contract or Unexpired Lease as of the Effective Date; (iii) a D&O Liability Insurance Policy; or (iv) a contract, instrument, release, indenture, or other agreement or document entered into in connection with the Plan. The assumption of Executory Contracts and Unexpired Leases thereunder may include the assignment of certain of such contracts to affiliates. 47. Entry of this Confirmation Order by the Court shall constitute approval of all assumptions, assumptions and assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases as provided for in the Plan, the Plan Supplement, the Purchase Agreement, and this Confirmation Order, pursuant to sections 365(a) and 1123 of the Bankruptcy Code. Each Executory Contract and Unexpired Lease assumed and assigned to the Purchaser or a Designee in accordance with the Purchase Agreement shall vest in and be fully enforceable by the Purchaser or the applicable Designee in accordance with its terms, except as may be modified by the Plan or any order of the Court authorizing and providing for its assumption and assignment. Pursuant to sections 1123(b)(2) and 365 of the Bankruptcy Code and subject to and conditioned upon the closing of the Sale Transaction, the Debtors are hereby authorized to assume and assign the Assumed Contracts, as applicable, to the Purchaser or its Designees free and clear of all Liens and Claims to the extent set forth in this Confirmation Order, and the requirements of section 365(b)(1) of the Bankruptcy Code shall be deemed satisfied as of such assumption or assumption and assignment and payment in full in Cash or other satisfaction of applicable Cures.

(Page | 83) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 83 48. The Debtors are hereby authorized to execute and deliver to the Purchaser and any Designee in accordance with the Purchase Agreement, or counterparty to Assumed Contracts, such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts to the Purchaser or its Designees as provided in the Purchase Agreement. With respect to each of the Assumed Contracts that is being assumed and assigned in accordance with the Purchase Agreement and subject to paragraph 57 of section II hereof, the Debtors have cured or will cure any monetary default required to be cured with respect to such Assumed Contracts under sections 1123(b)(2) and 365(b)(1) of the Bankruptcy Code, and the Purchaser and Designees, as applicable, have provided adequate assurance of future performance under the applicable Assumed Contracts in satisfaction of sections 1123(b)(2), 365(b), and 365(f) of the Bankruptcy Code to the extent that any such assurance is required and not waived or otherwise resolved with the Purchaser and any applicable Designee by the applicable counterparty to such Assumed Contracts. Upon the Closing Date or the applicable date of assumption and assignment with respect to an Assumed Contract, the Purchaser and any applicable Designee shall be fully and irrevocably vested with all rights, title, and interest of the Debtors under such Assumed Contract pursuant to sections 1123(b)(2) and 365 of the Bankruptcy Code. The assumption by the Debtors and assignment to the Purchaser or its Designees of any Assumed Contract shall not be a default under such Assumed Contract. To the extent any Assumed Contract that is being assumed and assigned in accordance with the Purchase Agreement provides that any Person’s or Entity’s consent is required as a condition to the assignment of such Assumed Contract, such

(Page | 84) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 84 consent requirement shall be deemed satisfied by virtue of the findings and conclusions in this Confirmation Order and shall be of no further force or effect. 49. The failure of the Debtors, the Purchaser, or a Designee to enforce at any time one or more terms or conditions of any Assumed Contract shall not be a waiver of such terms or conditions or of the Debtors’, a Designee’s, or the Purchasers’ rights to enforce every term and condition of the Assumed Contracts, as applicable. 50. Except as otherwise provided in the Plan or agreed to by the Debtors, the Purchaser or the applicable Designee, and the applicable Counterparty, each assumed (or assumed and assigned) Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto (including those entered into through the Closing Date), and all rights related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, and any other interests. Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith. 51. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed or assumed and assigned pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption or assumption and assignment of such Executory Contract or Unexpired Lease

(Page | 85) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 85 (including any “change of control” provision or any minimum net worth or similar financial provision), then such provision (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. Notwithstanding anything to the contrary in the Plan, the Debtors, the Post-Effective Date Debtors, and/or the Plan Administrator, as applicable, and with the consent of the Purchaser and, solely to the extent expressly provided for in the Designation Agreement, the applicable Designee, reserve the right to alter, amend, modify, or supplement the Schedule of Assumed Executory Contracts and Unexpired Leases and the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including ten (10) days before the Effective Date; provided that, following the Effective Date the Plan Administrator, the Purchaser, and, solely to the extent expressly provided for in the Designation Agreement, the applicable Designee, may supplement the Schedule of Assumed Executory Contracts and Unexpired Leases at any time in accordance with the Purchase Agreement, including the notice and consent rights set forth in the Purchase Agreement. 52. The Debtors or the Post-Effective Date Debtors, as applicable, shall pay Cures, if any, on the Effective Date or as soon as reasonably practicable thereafter. The proposed amount and timing of payment of each such Cure shall be set forth in the Plan Supplement unless otherwise agreed in writing (email being sufficient) between the Debtors or the Post-Effective Date Debtors and the counterparty to the applicable Executory Contract or Unexpired Lease.

(Page | 86) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 86 Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, any Executory Contract Objection filed by a counterparty to an Executory Contract or Unexpired Lease to a proposed assumption or assumption and assignment, including pursuant to the Plan, or related Cure amount must be Filed, served, and actually received by counsel to the Debtors and the U.S. Trustee by the applicable Assumption or Rejection Objection Deadline or any other deadline that may be set by the Court. Any Executory Contract Objection (x) timely Filed prior to the Confirmation Hearing will be heard by the Court at the Confirmation Hearing unless otherwise agreed to by the Debtors and the objecting party, with the consent of the Purchaser or, solely to the extent expressly provided for in the Designation Agreement, the applicable Designee, or (y) timely Filed after the Confirmation Hearing shall be heard as soon as reasonably practicable on a date requested by the Debtors or the Post-Effective Date Debtors, as the case may be, with the consent of the Purchaser or, solely to the extent expressly provided for in the Designation Agreement, the applicable Designee. Any Executory Contract Objection that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion and shall not be enforceable against the Purchaser, a Designee, or any Post-Effective Date Debtor without the need for any objection by the Post-Effective Date Debtors or any other party in interest or any further notice to or action, order, or approval of the Court. Any Cure shall be deemed fully satisfied, released, and discharged upon indefeasible payment by the Debtors or the Post-Effective Date Debtors, as applicable, of the Cure amount in full in Cash, unless otherwise agreed to by the applicable counterparty, the Debtors or the Post-Effective Date Debtors, and the Purchaser; provided that nothing herein shall prevent the Post-Effective Date Debtors from

(Page | 87) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 87 paying any Cure amount despite the failure of the relevant counterparty to File an Executory Contract Objection. The Debtors or the Post-Effective Date Debtors, as applicable, may also settle any Cure without any further notice to or action, order, or approval of the Court. Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption or assumption and assignment of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption and/or assignment. 53. If there is any dispute regarding any Cure, the ability of the Post-Effective Date Debtors, or any assignee to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code, or any other matter pertaining to assumption (or assumption and assignment), then payment of Cure shall occur as soon as reasonably practicable after entry of a Final Order (which may be this Confirmation Order) resolving such dispute, approving such assumption (and, if applicable, assumption and assignment), or as may be agreed upon by the Debtors or the Post-Effective Date Debtors, the Purchaser, a Designee, as applicable, and the counterparty to the Executory Contract or Unexpired Lease. 54. To the extent an Executory Contract Objection relates solely to a Cure, the Debtors or the Post-Effective Date Debtors, as applicable, may assume and/or assume and assign the applicable Executory Contract or Unexpired Lease prior to the resolution of the Cure objection; provided that the Debtors or the Post-Effective Date Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required Cure payment by the non-Debtor party to such Executory Contract or Unexpired Lease (or such smaller amount as may be fixed or estimated by the Court or otherwise agreed to by such non-

(Page | 88) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 88 Debtor party and the applicable Post-Effective Date Debtor); provided further that any Cash reserved in accordance with the forgoing shall not constitute an Acquired Asset and shall be maintained by the Debtors or the Post-Effective Date Debtors, as applicable. 55. The Debtors served all counterparties to the Assumed Contracts with notice of the proposed assumption or assumption and assignment, and the deadline to object to the Cures and adequate assurance of future performance with respect to the Purchaser or a Designee has passed unless otherwise provided herein or in the Plan. Accordingly, subject to paragraph 57 of section II hereof, unless an objection to the proposed Cures or adequate assurance information with respect to the Purchaser or any Designee was filed and served, or informally lodged, before the applicable Assumption or Rejection Objection Deadline, each counterparty to an Assumed Contract, as applicable, is forever barred, estopped, and permanently enjoined from asserting against the Debtors, the Purchaser, any Designee, their affiliates, successors or assigns or the property of any of the foregoing, any default existing as of the date of the Confirmation Hearing if such default was not raised or asserted prior to or at the Confirmation Hearing. 56. All of the requirements of sections 1123(b)(2), 365(b), and 365(f), including without limitation, the demonstration of adequate assurance of future performance and Cures required under the Bankruptcy Code, have been satisfied for the assumption by the Debtors and assignment to the Purchaser or its Designees of all Assumed Contracts, as applicable, unless otherwise provided herein and in the Plan. The Purchaser and the Designees have satisfied their adequate assurance of future performance requirements with respect to the applicable Assumed Contracts and demonstrated or will have demonstrated before the Closing Date that they are

(Page | 89) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 89 sufficiently capitalized to comply with the necessary obligations under the applicable Assumed Contracts or otherwise have entered into agreements with counterparties to the Assumed Contracts regarding their obligations to provide adequate assurance of future performance. 57. (i) To the extent a Counterparty to an Assumed Contract failed to timely object to a Cure, such Cure has been and shall be deemed to be finally determined as of the Debtors’ filing of the Plan Supplement, except as otherwise may be amended in accordance with the Plan, this Confirmation Order, and the Purchase Agreement, and any such Counterparty shall be barred, and forever prohibited from challenging, objecting (formally or informally) to, or denying the validity and finality of the Cures due and owing as of the date of filing of the Plan Supplement; (ii) any monetary or nonmonetary obligations that come due on an Assumed Contract between the filing of the Plan Supplement and the later of the effective date of assumption or assumption and assignment of an Assumed Contract shall be paid in full in Cash or otherwise satisfied by the Debtors as and when they come due; (iii) to the extent expressly set forth in the Purchase Agreement or otherwise expressly agreed to between a counterparty to an Assumed Contract and the Purchaser, the Purchaser shall be responsible for and shall pay or satisfy any monetary obligations that accrue under any Executory Contract or Unexpired Lease assumed and assigned to the Purchaser pursuant to the Plan from the date of the Debtors’ filing of the Plan Supplement through the effective date of assumption and assignment, to the extent such amounts come due after the effective date of assumption and assignment; and (iv) subject only to clause (i) of this paragraph 57, no provision shall be construed as releasing any Claim that has been or may be asserted under any Executory Contract or Unexpired Lease upon assumption, including (A) a

(Page | 90) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 90 Cure Claim or (B) an Administrative Claim unless and until all monetary and nonmonetary obligations, subject to section 365 of the Bankruptcy Code, as of the effective date of assumption have been satisfied to the extent required under the Bankruptcy Code; provided, however, with respect to the foregoing, and to the extent payable by the Debtors, any such Claim shall be filed by the later of (A) the Administrative Claims Bar Date, (B) thirty (30) days after the effective date of assumption, or (C) such other date as may be otherwise agreed in writing (email being sufficient), with the consent of the Purchaser and the Required Consenting Term Lenders (not to be unreasonably withheld), between the Debtors or the Post-Effective Date Debtors and the Counterparty to the applicable Executory Contract; provided further that (x) in the absence of filing any such Claim by such deadlines, any such Claim shall be barred and extinguished and (y) the existence of a pending dispute as to an amount described in clause (ii) of this paragraph 57 shall not preclude or limit the effectiveness of any assumption or assumption and assignment of the underlying Assumed Contract, and the Debtors or the Post-Effective Date Debtors, as applicable, shall pay any amounts on account of such amounts as agreed between the Debtors or the Post-Effective Date Debtors and the applicable Counterparty or as ordered by the Court. 58. Assumption (or assumption and assignment or assignment) of any Executory Contract or Unexpired Lease pursuant to the Plan, the Purchase Agreement, or otherwise and indefeasible payment of any applicable Cure in full in Cash pursuant to Article V.D of the Plan (unless otherwise agreed to by the applicable counterparty, the Debtors, or the Post-Effective Date Debtors, and the Purchaser) shall result in the full release and satisfaction of any Cures,

(Page | 91) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 91 Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption. Any Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed (or assumed and assigned or assigned) in the Chapter 11 Cases, including pursuant to this Confirmation Order, and for which any Cure has been fully paid pursuant to Article V.D of the Plan, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Court. 59. For the avoidance of doubt, the Purchaser or a Designee shall not have any obligation with respect to any Cure. To the extent any Cure dispute arises after the Effective Date with respect to an Executory Contract or Unexpired Lease assumed and assigned to the Purchaser or to a Designee, the resolution of such Cure dispute shall be the sole responsibility of the Debtors or the Post-Effective Date Debtors, and the Purchaser or a Designee shall have no liability in connection therewith. 60. Entry of this Confirmation Order shall constitute a Court order approving the rejection, if any, of any Executory Contracts or Unexpired Leases as provided for in the Plan, the Schedule of Rejected Executory Contracts and Unexpired Leases, or the Purchase Agreement. Unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or this Confirmation Order, if any, must be Filed with the Claims and Noticing Agent at the

(Page | 92) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 92 address specified in any notice of entry of this Confirmation Order and served on the Post- Effective Date Debtors no later than thirty (30) days after the effective date of such rejection. The notice of the Plan Supplement shall be deemed appropriate notice of rejection when served on applicable parties. 61. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease with respect to which a Proof of Claims is not Filed with the Claims and Noticing Agent within thirty (30) days after the effective date of such rejection will be automatically disallowed and forever barred from assertion and shall not be enforceable against the Debtors, the Post- Effective Date Debtors, the Estates, the GUC Trust, the Purchaser or a Designee, the Plan Administrator, or their property without the need for any objection by the Debtors, the Post-Effective Date Debtors, the Plan Administrator, the Purchaser or a Designee, or the GUC Trust, as applicable, or further notice to, action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged and shall be subject to the permanent injunction set forth in Article VIII.F of the Plan, notwithstanding anything in a Proof of Claim to the contrary. 62. All Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease pursuant to section 365 of the Bankruptcy Code shall be treated as a General Unsecured Claim as set forth in Article III.B of the Plan and may be objected to in accordance with the provisions of Article VII of the Plan and the applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

(Page | 93) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 93 Z. Abandonment. 63. Any equipment, fixtures, furniture, or other personal property (collectively, the “Personal Property”) of third parties that are not removed from any real property owned or leased by the Post-Effective Date Debtors within forty-five (45) days after the Confirmation Date will be deemed abandoned and surrendered to the Post-Effective Date Debtors. Following the abandonment and surrender of any such property, the Post-Effective Date Debtors are authorized to dispose of the abandoned Personal Property without notice or liability to any party. AA. Provisions Governing Distributions. 64. The distribution provisions of Article VI of the Plan are hereby approved in their entirety. Except as otherwise set forth in the Plan or this Confirmation Order, the Disbursing Agent or the GUC Trustee, as applicable, shall make all distributions required under the Plan. The timing of distributions required under the Plan or this Confirmation Order shall be made in accordance with and as set forth in the Plan or this Confirmation Order, as applicable. BB. Post-Confirmation Notices and Bar Dates. 65. In accordance with Bankruptcy Rules 2002 and 3020(c), no later than ten (10) Business Days after the Effective Date, the Post-Effective Date Debtors or the Plan Administrator, as applicable, must cause notice of Confirmation and the occurrence of the Effective Date (the “Notice of Confirmation”) to be filed on the docket and be served by United States mail, first-class postage prepaid, by hand, by overnight courier service, or by electronic service to all parties served with the Confirmation Hearing Notice; provided that no notice or service of any kind shall be required to be mailed or made upon any Entity to whom the Debtors

(Page | 94) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 94 mailed a Confirmation Hearing Notice but received such notice returned marked as “undeliverable as addressed,” “moved, left no forwarding address,” “forwarding order expired,” or similar language, unless such Entity has informed the Debtors in writing of or the Debtors are otherwise aware of such Entity’s new address. For those parties receiving electronic service, filing on the docket is deemed sufficient to satisfy such service and notice requirements. The Confirmation Hearing Notice, this Confirmation Order, and the Notice of Confirmation are adequate under the particular circumstances of these Chapter 11 Cases, in accordance with the requirements of Bankruptcy Rules 2002 and 3020(c), and no other or further notice is necessary. 66. The Notice of Confirmation will have the effect of an order of the Court, will constitute sufficient notice of the entry of this Confirmation Order to filing and recording officers, and will be a recordable instrument notwithstanding any contrary provision of applicable non-bankruptcy law. 67. Except as otherwise provided in Article II.A of the Plan, requests for payment of Administrative Claims must be Filed with the Court and served on the Debtors by the applicable Administrative Claims Bar Date. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by such date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, their Estates, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Debtors or the Post-Effective Date Debtors, as applicable, or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

(Page | 95) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 95 CC. Notice of Subsequent Pleadings. 68. Except as otherwise provided in the Plan or in this Confirmation Order, notice of all subsequent pleadings in the Chapter 11 Cases after the Effective Date will be limited to the following parties: (i) the Post-Effective Date Debtors and their counsel; (ii) the U.S. Trustee; (iii) the Plan Administrator, (iv) the Purchaser and its counsel; (v) counsel to the AHG; (vi) any party known to be directly affected by the relief sought by such pleadings; and (vii) any party that specifically requests additional notice in writing to the Debtors or Post-Effective Date Debtors, as applicable, or files a request for notice under Bankruptcy Rule 2002 after the Effective Date. The Claims and Noticing Agent shall not be required to file updated service lists. DD. Section 1146 Exemption. 69. To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Post-Effective Date Debtor, as applicable, or to or from any other Person) of property under the Plan or pursuant to: (i) the issuance, Reinstatement, distribution, transfer, or exchange of any debt, Equity Security, or other interest in the Debtors or the Post-Effective Date Debtors, as applicable; (ii) the Restructuring Transactions; (iii) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iv) the making, assignment, or recording of any lease or sublease; (v) the Sale Transaction and any agreement, acquisition, or transaction entered into by the Purchaser, a Designee, or any of their respective affiliates in connection with the Sale Transaction or in furtherance thereof, including any acquisitions of real or personal property by the Purchaser, a

(Page | 96) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 96 Designee, or their respective affiliates from one or more of the Debtors’ creditors or landlords in connection with consummation of the Sale Transaction or from other parties in connection with the closing of the Sale Transaction and/or integral to the financing thereof; or (vi) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax, fee, or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax, fee, or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146 of the Bankruptcy Code and this Confirmation Order, shall forego the collection of any such tax, fee, or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee, or governmental assessment.

(Page | 97) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 97 EE. Preservation of Causes of Action. 70. In accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article VIII of the Plan, the Purchase Agreement and any related documents and schedules, the Post-Effective Date Debtors, shall retain and may enforce (or the Plan Administrator may enforce, if applicable) all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the rights of the Post- Effective Date Debtors to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action (i) acquired by the Purchaser or a Designee in accordance with the Purchase Agreement, as applicable, or (ii) released or exculpated herein (including, without limitation, by the Debtors) pursuant to the releases and exculpations contained in the Plan, including in Article VIII thereof, which shall be deemed released and waived by the Debtors and the Post Effective Date Debtors, as applicable, as of the Effective Date. 71. The Post-Effective Date Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Post-Effective Date Debtors. Article IV.E of the Plan further provides that: “No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as any indication that the Debtors or the Post-Effective Date Debtors, as applicable, will not pursue any and all available Causes of Action against it. The Debtors and the Post-Effective Date Debtors, as applicable, expressly reserve all rights to prosecute any and all

(Page | 98) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 98 Causes of Action against any Entity, except as may be assigned or transferred to the Purchaser or a Designee in accordance with the Purchase Agreement or as otherwise expressly provided in the Plan, including Article VIII of the Plan.” Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Final Order, the Post-Effective Date Debtors expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation or Consummation. 72. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, reserve and shall retain such Causes of Action notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan. For the avoidance of doubt, the GUC Trust shall be solely responsible for effectuating all distributions on account of General Unsecured Claims, and the Plan Administrator, if applicable, shall have no responsibility therefor. In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action that a Debtor may hold against any Entity shall vest in the corresponding Post-Effective Date Debtor except as otherwise expressly provided in the Plan, including Article VIII of the Plan. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action. The Post-Effective Date Debtors and/or the Plan Administrator, as applicable, shall have the exclusive right, authority, and

(Page | 99) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 99 discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. For the avoidance of doubt, in no instance will any Cause of Action preserved pursuant to Article IV.E of the Plan include any Claim or Cause of Action against a Released Party or Exculpated Party, or any Avoidance Action cancelled and/or extinguished under the Purchase Agreement. FF. Effectiveness of All Actions. 73. Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan shall be effective on, before, or after the Effective Date pursuant to this Confirmation Order, without further application to, or order of the Court, or further action by the Debtors, the Post-Effective Date Debtors, and/or the Plan Administrator and their respective directors, officers, members, or stockholders, and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or stockholders. GG. Binding Effect. 74. Upon the occurrence of the Effective Date, the terms of the Plan are immediately effective and enforceable and deemed binding on the Debtors, the Post-Effective Date Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Holders of Claims and Interests have, or are deemed to have, accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to

(Page | 100) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 100 Executory Contracts and Unexpired Leases with the Debtors. All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to this Plan regardless of whether any Holder of a Claim or Interest has voted on this Plan. HH. Directors, Officers, and Managers. 75. As of the Effective Date, the existing board of directors or managers, as applicable, of the Debtors shall be dissolved without any further action required on the part of the Debtors or the Debtors’ officers, directors, managers, shareholders, or members, and any remaining officers, directors, managers, or managing members of any Debtor shall be deemed to have resigned without any further action required on the part of any such Debtor, the equity holders of the Debtors, the officers, directors, or managers, as applicable, of the Debtors, or the members of any Debtor. 76. The Debtors shall pay all fees due and payable pursuant to section 1930 of Title 28 of the United States Code before the Effective Date, and on and after the Effective Date, the Post-Effective Date Debtors shall pay any and all such fees when due and payable until the earliest of the applicable Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. II. Claims Reconciliation Process. 77. The procedures and responsibilities for, and costs of, reconciling Disputed Claims shall be as set forth in the Plan or as otherwise ordered by the Court.

(Page | 101) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 101 JJ. Professional Compensation. 78. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors. Upon the Confirmation Date, any requirement that Professionals comply with sections 327–331, 363, and 1103 of the Bankruptcy Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Post-Effective Date Debtors, and/or the Plan Administrator, as applicable, may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court. KK. Restructuring Expenses. 79. The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date, shall be paid in full in Cash on the Effective Date or as reasonably practicable thereafter (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms set forth herein and in the Plan and RSA, without any requirement to File a fee application with the Court. LL. Nonseverability of Plan Provisions upon Confirmation. 80. Each term and provision of the Plan, as it may have been amended by the Confirmation Order, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan, and (iii) nonseverable and mutually dependent.

(Page | 102) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 102 MM. Waiver or Estoppel. 81. Except as otherwise set forth in the Plan or this Confirmation Order, each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, secured, or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed with the Court before the Confirmation Date. NN. Authorization to Consummate. 82. The Debtors are authorized to consummate the Plan, including the Asset Sale contemplated thereby, at any time after the entry of this Confirmation Order subject to satisfaction or waiver (by the required parties) of the conditions precedent to Consummation set forth in Article IX of the Plan. The substantial consummation of the Plan, within the meaning of sections 1101(2) and 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date. OO. Injunctions and Automatic Stay. 83. Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order (including the Injunction) shall remain in full force and effect in accordance with their terms.

(Page | 103) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 103 PP. Dissolution of Statutory Committees. 84. On the Effective Date, any statutory committee appointed in the Chapter 11 Cases shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases. QQ. Effect of Non-Occurrence of Conditions to the Effective Date. 85. If the Effective Date does not occur, the Plan shall be null and void in all respects, and nothing contained in the Plan or the Disclosure Statement shall: (i) constitute a waiver or release of any Claims or Interests; (ii) prejudice in any manner the rights of the Debtors, any Holders of a Claim or Interest, the Purchaser, a Designee, or any other Entity; or (iii) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, the Purchaser, a Designee, or any other Entity in any respect; provided that all provisions of the RSA and the Purchase Agreement that survive termination thereof shall remain in effect in accordance with the respective terms thereof. RR. Section 345 Waiver. 86. Section 345 of the Bankruptcy Code and any provision of the U.S. Trustee Guidelines requiring that the bank accounts listed in the Cash Management Motion7 be U.S. Trustee authorized depositories is waived with respect to the bank accounts existing as of the Petition Date. 7 “Cash Management Motion” means the Debtors’ Motion for Entry of Interim and Final Orders (I) Authorizing the Debtors to (A) Continue Using the Cash Management System, (B) Honoring Certain Prepetition Obligations Related Thereto, (C) Maintain Existing Debtor Bank Accounts, Business Form, and Books and Records, and (D) Continue Intercompany Transactions and (II) Granting Related Relief [Docket No. 11].

(Page | 104) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 104 SS. Texas Taxing Authorities. 87. Notwithstanding anything else to the contrary in the Plan or this Confirmation Order, the following provisions will govern the treatment of the claims of the Texas Comptroller and the Texas Workforce Commission (the “Texas Taxing Authorities”): (i) nothing provided in the Plan or this Confirmation Order shall affect or impair any statutory or common law setoff rights of the Texas Taxing Authorities in accordance with 11 U.S.C. § 553; (ii) nothing provided in the Plan or this Confirmation Order shall affect or impair any rights of the Texas Taxing Authorities to pursue any non-Debtor third parties (other than the Purchaser or a Designee under the Purchase Agreement) for tax debts or claims; (iii) nothing provided in the Plan or this Confirmation Order shall be construed to preclude the payment of interest on the Texas Taxing Authorities’ administrative expense tax claims; and (iv) the Texas Taxing Authorities’ administrative expense claims are allowed upon filing without application or motion for payment, subject to objection on substantive grounds. In no event shall the Texas Taxing Authorities be paid in a payment schedule that extends past sixty (60) months of the Petition Date, unless otherwise permitted by applicable law. TT. Additional Taxing Authorities. 88. Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Debtors shall pay all outstanding ad valorem taxes owed to (i) Maricopa County and (ii) the entities represented by the Linebarger Goggan Blair & Sampson law firm, namely, Galveston County and Tarrant County in these Chapter 11 Cases (the “Additional Taxing Authorities”) for tax years 2022 and prior on or before the Effective Date. The Debtors shall pay the 2023

(Page | 105) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 105 ad valorem taxes owed to the Additional Taxing Authorities in the ordinary course of business. The Additional Taxing Authorities’ allowed claims for the 2023 and prior tax years shall include all interest properly charged under applicable non-bankruptcy law through the date of payment to the extent that applicable law provides for interest with respect to any portion of such claims. The 2023 and prior tax year ad valorem tax liens (the “Tax Liens”), if any, shall remain attached to all applicable property, or proceeds from the sale thereof, in their prepetition priority until the taxes due under this Confirmation Order are fully paid. In the event the Asset Sale closes in 2024, the Additional Taxing Authorities’ 2024 tax liens shall remain attached to all applicable property until such time as the 2024 taxes are paid in full. Any actions retained against the Additional Taxing Authorities pursuant to the Plan or any Plan Supplements shall be limited to those permitted by applicable law. All parties’ rights and defenses under applicable law and the Bankruptcy Code with respect to the foregoing, including, but not limited to, the right to dispute or object to (i) the claims or purported classification of the Additional Taxing Authorities, (ii) the allowance or classification of any interest charged on account of such tax claims under applicable law and the Bankruptcy Code, and (iii) the validity or enforcement of the Tax Liens under applicable non-bankruptcy law or the Bankruptcy Code, are fully preserved. The Additional Taxing Authorities are permitted without leave of the Court to amend their estimated 2023 claim amounts to actual assessed amounts. UU. Effect of Conflict. 89. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any

(Page | 106) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 106 inconsistency between the terms of the Plan and the terms of this Confirmation Order, the terms of this Confirmation Order govern and control. VV. Retention of Jurisdiction. 90. This Court retains jurisdiction over the Chapter 11 Cases, all matters arising out of or related to the Chapter 11 Cases and the Plan, the matters set forth in Article XI and other applicable provisions of the Plan. WW. Waiver of 14-Day Stay. 91. Notwithstanding Bankruptcy Rule 3020(e), and to the extent applicable, Bankruptcy Rules 6004(h), 7062, and 9014, this Confirmation Order is effective immediately and not subject to any stay. XX. Final Order. 92. This Confirmation Order is a Final Order, and the period in which an appeal must be Filed shall commence upon the entry hereof. 93. This Confirmation Order is effective as of [____], 2023. YY. Provisions Regarding DLR. 94. On November 3, 2023, the Debtors filed the Notice of Assumption of Certain Executory Contracts and/or Unexpired Leases [Docket No. 652] (the “Assumption Notice”) seeking to assume, as amended, each of the leases and executory contracts, including any exhibits, amendments, modifications, supplements, and guarantees attached or related thereto, set forth in the Assumption Notice (the “DLR Agreements”). Solely to the extent the Court has not entered an order approving the assumption of the DLR Agreements in accordance with the

(Page | 107) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 107 Assumption Notice, the assumption of the DLR Agreements in accordance with the Assumption Notice is approved herein and the DLR Agreements are assumed pursuant to section 365 of the Bankruptcy Code effective as of the assumption date listed on Exhibit 1 of the Assumption Notice. The DLR Agreements shall be assigned pursuant to the terms of the Purchase Agreement and the Plan. 95. Following assumption, any and all amounts that are accrued as of assumption and become due and owing post-assumption and prior to the Effective Date pursuant to the terms of the DLR Agreements shall be accorded administrative expense priority and paid in a timely manner pursuant to the terms of the DLR Agreements. 96. Notwithstanding anything herein or in the Plan to the contrary, the payment of any Cure and the assumption and assignment of the DLR Agreements is without prejudice to any rights, including but not limited to setoff, recoupment, or remedies, whether at law or in equity, that the parties to the DLR Agreements may have following assumption of the DLR Agreements, which rights are preserved in their entirety. For the avoidance of doubt, any rights or claims of the non-Debtor counterparty to the DLR Agreements, including but not limited to claims related to indemnification or year-end adjustments or reconciliations, are preserved in their entirety. ZZ. Provisions Regarding Liberty Mutual Insurance Company. 97. Notwithstanding any other provisions of the Plan, this Confirmation Order, or any other order of this Court, on the Effective Date, all rights and obligations related to the indemnity agreements, if any, setting forth the rights of Liberty Mutual Insurance Company (the “Surety”) against the Debtors, and the Debtors’ obligations, if any, to pay, indemnify, and hold the Surety

(Page | 108) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 108 harmless from any loss, cost, or expense that the Surety may incur, in each case, on account of the issuance of any Surety Bonds on behalf of the Debtors; (the “Surety Bond Program” and the Debtors’ obligations arising therefrom, the “Surety Bond Obligations”) shall be reaffirmed and ratified by the applicable Post-Effective Date Debtors and continue in full force and effect and are not discharged, enjoined, impaired, or released by the Plan in any way. For the avoidance of doubt, nothing in the Plan or this Confirmation Order, including without limitation, any exculpation, release, injunction, or discharge provision of the Plan, including without limitation, any of those provisions contained in Article VIII of the Plan, shall bar, alter, limit, impair, release, modify, or enjoin the Surety Bond Obligations. The Sureties are otherwise not Releasing Parties under the Plan in any way and shall be deemed to have opted out of the releases provided by the Plan. The Surety Bond Program and all Surety Bond Obligations related thereto shall be treated by the Post-Effective Date Debtors and the Surety in the ordinary course of business as if the Chapter 11 Cases had not been commenced. Nothing in the Plan or this paragraph shall affect in any way the Surety’s rights against any non-Debtor, or any non-Debtor’s rights against the Surety, including under the Surety Bond Program or with regard to the Surety Bond Obligations. AAA. Provisions Regarding Seacoast National Bank. 98. The Debtors shall pay all Cure amounts owed in connection with the Seacoast MELA in accordance with section 365 of the Bankruptcy Code, and until Closing, the Debtors shall pay all amounts arising under the Seacoast MELA in the ordinary course of business to Seacoast through its designated servicer, Wingspire Equipment Finance, or such other designee

(Page | 109) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 109 that Seacoast will provide in writing to the Debtors. Furthermore, in accordance with and pursuant to the Purchase Agreement and the Plan, the Debtors shall assume, and will assign to the Purchaser, the Seacoast MELA and upon assignment thereof, effective as of the Closing, (i) in accordance with and pursuant to the terms of the Purchase Agreement, the Purchaser shall assume all of the Debtors’ obligations arising under the Seacoast MELA from and after the date of the Closing, and (ii) the Purchaser will remit all payment obligations directly to Seacoast (and Seacoast shall provide the Purchaser with payment instructions contemporaneous with the Closing). At or following the Closing, the Purchaser (or the Debtors, as applicable) may assign the Seacoast MELA to a subsidiary or affiliate of Purchaser, provided that Purchaser either provides Seacoast with a written guarantee of all obligations under the Seacoast MELA or assumes in writing all liabilities under the Seacoast MELA. The Purchaser may not assign the Seacoast MELA to any other third parties without written consent from Seacoast. BBB. Provisions Regarding PSB Northern California Industrial Portfolio, LLC. 99. Notwithstanding anything to the contrary in this Confirmation Order, the provisions of this paragraph shall apply to the Debtors’ lease with PSB Northern California Industrial Portfolio, LLC (“PSB,” and such lease, the “PSB Lease”). The PSB Lease is designated for assumption and assignment to the Purchaser or its affiliate and cannot be designated as rejected unless consented to by PSB. The Debtors shall pay to PSB the amount of $95,267 plus any additional unpaid amounts that accrue through the Closing. Until Closing, the Debtors shall pay all amounts arising under the PSB Lease in the ordinary course of business. Effective as of the Closing, the Purchaser or its affiliate shall assume the Debtor’s obligations

(Page | 110) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 110 with respect to the PSB Lease (including any unpaid and accrued obligations with respect to any year-end adjustments and/or year-end reconciliations in accordance with the terms of the PSB Lease) arising under and which come due under the PSB Lease from and after the date of the Closing. Effective as of the Closing, an affiliate of the Purchaser shall be substituted for the Debtor for all purposes as a party to the PSB Lease and shall execute an assignment and assumption agreement to effectuate the assignment. The security deposit in the amount of $100,000 held by PSB shall be retained by PSB as the deposit required under the PSB Lease after closing, and no further or additional deposit shall be required from Purchaser or its affiliate. Other than as authorized by the Bankruptcy Court and the Bankruptcy Code concerning the anti-assignment provisions, including sections 365 and 1123(b)(2) thereof, all of PSB’s rights under the PSB Lease, including any setoff rights, are preserved, and nothing in this Confirmation Order shall impair or modify PSB’s rights under the PSB Lease. PSB shall also be deemed to have opted out of the Third-Party Release. CCC. Provisions Regarding HITT Contracting, Inc. 100. All contracts and leases entered into after the Petition Date by any Debtor on the one hand, and HITT Contracting, Inc. on the other hand, will be enforceable pursuant to their terms. Existing obligations under such contracts and leases (including any assumed Executory Contracts and Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order. 101. Notwithstanding anything to the contrary in the Plan or this Confirmation Order, nothing in the Plan or this Confirmation Order shall alter or modify any contracts entered into

(Page | 111) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 111 after the Petition Date by any Debtor, on the one hand, and HITT Contracting, Inc. on the other hand. DDD. Provisions Regarding Mapletree US Management, LLC. 102. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or Plan Supplement, between the Confirmation Date and the effective date of assumption and assignment of such leases, all rights are expressly reserved solely related to Cure objections on behalf of Mapletree US Management, LLC, and its subsidiaries, Garrison DC Holdings Pte. Ltd., Cypress DC Assets LLC, Medina DC 1 Assets, LLC, and Medina DC 2 Assets, LLC, with respect to the Cure amounts (including recovery of attorneys’ fees and costs, if applicable), listed on account of the unexpired real property leases that Garrison DC Holdings Pte. Ltd., Cypress DC Assets LLC, Medina DC 1 Assets, LLC, and Medina DC 2 Assets, LLC are parties to (6800 Millcreek Drive, Mississauga; 1400 Kifer Road, Sunnyvale; 375 Riverside Parkway (Ste 125 & 135), Lithia Springs; 375 Riverside Parkway (Ste 145 & 150), Lithia Springs; 21110 Ridgetop Circle, Sterling; 45845 Nokes Boulevard, Sterling; 45901 Nokes Boulevard, Sterling; 115 Second Avenue, Waltham; 8534 Concord Center Drive, Englewood; and 2055 East Technology Circle, Tempe) in the Plan Supplement. EEE. Provisions Regarding Structure Tone, LLC. 103. Notwithstanding anything to the contrary herein, in the Plan, or in the Schedule of Assumed Executory Contracts and Unexpired Leases, (i) Structure Tone, LLC (“Structure Tone”) shall not be barred or prohibited from challenging, objecting to, or denying the validity and finality of the Cure due and owing to Structure Tone as of the date of filing of the Plan

(Page | 112) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 112 Supplement, provided that any such challenge, objection, or denial shall be asserted by Structure Tone within five (5) Business Days of entry of this Confirmation Order; (ii) any monetary or nonmonetary obligations that come due on an assumed Executory Contract between Structure Tone and the Debtors (a “Structure Tone Assumed Contract”) between the filing of the Plan Supplement and the later of the effective date of assumption or assumption and assignment of a Structure Tone Assumed Contract shall be paid in full in Cash or otherwise satisfied by the Debtors as and when they come due; (iii) any monetary obligations that accrue under any Structure Tone Assumed Contract assumed and assigned to the Purchaser pursuant to the Plan from the date of the Debtors’ filing of the Plan Supplement through the later of the effective date of assumption or assumption and assignment, to the extent such amounts come due after the later of the effective date of assumption or assumption and assignment, shall be paid or satisfied in full by either the Debtors or the Purchaser, as between them subject to the express terms of the Purchase Agreement; and (iv) no provision shall be construed as releasing any Claim that has been or may be asserted by Structure Tone under any Structure Tone Assumed Contract upon assumption, including (A) a Cure Claim or (B) an Administrative Claim unless and until all monetary and nonmonetary obligations, subject to section 365 of the Bankruptcy Code, as of the effective date of assumption have been satisfied to the extent required under the Bankruptcy Code; provided, however, with respect to the foregoing, and to the extent payable by the Debtors, any such Claim shall be filed by the later of (A) the Administrative Claims Bar Date, or (B) thirty (30) days after the effective date of assumption, or (C) such other date as may be otherwise agreed in writing (email being sufficient) with the consent of the Purchaser and the

(Page | 113) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 113 Required Consenting Term Lenders (not to be unreasonably withheld), between the Debtors or the Post-Effective Date Debtors and Structure Tone; and provided further that (x) in the absence of filing any such Claim and any Claim under clause (i) of this paragraph 103 of section II by such deadlines, any such Claim shall be barred and extinguished and (y) the existence of a pending dispute as to an amount described in clauses (i), (ii), or (iii) of this paragraph 103 of section II shall not preclude or limit the effectiveness of any assumption or assumption and assignment of the underlying Structure Tone Assumed Contract, and the Debtors or the Post-Effective Date Debtors or, with respect to clause (iii), to the extent expressly set forth in the Purchase Agreement, the Purchaser, as applicable, shall pay any amounts on account of such amounts as agreed between the Debtors or the Post-Effective Date Debtors or with respect to clause (iii) to the extent expressly set forth in the Purchase Agreement, the Purchaser, as applicable, and the applicable Counterparty or as ordered by the Court. FFF. Provisions Regarding Iron Mountain. 104. Notwithstanding anything to the contrary in this Confirmation Order, the Plan, or Plan Supplement, between the Confirmation Date and the effective date of assumption and assignment of such Executory Contracts, all rights are expressly reserved solely related to Cure objections on behalf of Iron Mountain, with respect to the Cure amounts (including recovery of attorneys’ fees and costs, if applicable), listed on account of the Executory Contracts that Iron Mountain is party to in the Plan Supplement.

(Page | 114) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 114 GGG. Additional Provisions for Specified Parties. 105. Following the Effective Date, notwithstanding any of the release, discharge, injunction, or waiver provisions to the contrary set forth in the Plan, nothing in the Plan or the Confirmation Order shall modify the rights, if any, of ACPF NOVA Data Center, LLC, RREEF CPIF 2425 Busse Road, LLC, Sabey Datacenters LLC, and International Gateway West LLC (the “Specified Parties”) to assert any right of setoff or recoupment that such counterparty may have under applicable bankruptcy or non-bankruptcy law, including, but not limited to, the ability, if any, of such counterparties to setoff or recoup a security deposit held pursuant to the terms of their Unexpired Leases. 106. Subject to paragraph 57 of section II hereof, with respect to Unexpired Leases held by the Specified Parties, nothing in the Plan or in the Confirmation Order shall modify the Debtors’ or Post-Effective Date Debtors’ obligation (or the Purchaser’s obligation, if so expressly agreed between the Debtors and the Purchaser pursuant to the Purchase Agreement), as applicable, to pay: (1) amounts owed under the Unexpired Leases to the extent accruing prior to the effective date of assumption of such Unexpired Lease, such as for common area maintenance, insurance, taxes, and similar charges, and any regular or periodic ordinary course year-end adjustments and reconciliations of such charges provided for under the terms of the Unexpired Lease, as such charges become due in the ordinary course in accordance with the terms of the Unexpired Lease; (2) any percentage rent that may come due under the assumed Unexpired Lease to the extent it accrues prior to the Effective Date; (3) any other obligations, including indemnification obligations (if any) that arise from third-party claims asserted with

(Page | 115) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 115 respect to or arising from the Debtors’ use and occupancy of the premises prior to the Effective Date for which the Debtors had a duty to indemnify such landlord pursuant to any Unexpired Lease, or the obligation of the Debtors or the Post-Effective Date Debtors (or the Purchaser, if so expressly agreed between the Debtors and the Purchaser pursuant to the Purchase Agreement) to pay any postpetition expenses under such Unexpired Leases to the extent they come due under the Unexpired Leases prior to the Effective Date; and (4) any unpaid cure amounts to the extent they accrue prior to the effective date of assumption and assignment; provided that the existence of a pending dispute as to an amount described in this paragraph 106 shall not preclude or limit the effectiveness of any assumption or assumption and assignment of the underlying Unexpired Leases in accordance with the Purchase Agreement, and the Debtors or the Post-Effective Date Debtors, as applicable, shall pay any amounts on account of such amounts as agreed between the Debtors or the Post-Effective Date Debtors and the applicable Counterparty or as ordered by the Court. Any obligations in this paragraph 106 that come due after the Effective Date shall be paid as agreed between the Debtors or the Post-Effective Date Debtors, on the one hand, and the Purchaser, on the other hand. HHH. Additional Provisions for NVIDIA Corporation. 107. With respect to all contracts between NVIDIA Corporation and the Debtors, including but not limited to all contracts listed in the Notice of Filing of First Amended Plan Supplement for the Fourth Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 713] (the “Contracts”), notwithstanding anything to the contrary in this Confirmation Order, the Plan,

(Page | 116) Debtors: CYXTERA TECHNOLOGIES, INC., et al., Case No. 23-14853-JKS Caption of Order: Findings of Fact, Conclusions of Law, and Order Confirming the Fourth Amended Joint Chapter 11 Plan of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code 116 or the Plan Supplement, between entry of the Confirmation Order and the effective date of assumption and assignment of the Contracts, all rights are expressly reserved to file an objection with respect to NVIDIA Corporation’s cure objections filed on November 10, 2023 [Docket No. 680] (the “Cure Objections”) solely related to Cure Objections on behalf of NVIDIA Corporation, with respect to both non-monetary and monetary Cure Objections and amounts (including recovery of attorneys’ fees and costs if applicable). For the avoidance of doubt, the Debtors, the Purchaser, and NVIDIA Corporation agree that the Debtors’ entire contractual relationship with NVIDIA Corporation existing as of Confirmation Date shall remain intact and shall be assumed and assigned in its entirety in accordance with the Purchase Agreement. 108. With respect to that certain proposed service order Q-57519-3 (the “Service Order”), the Debtors, the Purchaser, and NVIDIA Corporation agree to cooperate in good faith to negotiate and finalize the termination of the Debtors’ services with respect to the Service Order prior to the Effective Date.

Exhibit A Plan

Exhibit B Confirmation and Effective Date Notice

KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Edward O. Sassower, P.C. (admitted pro hac vice) Christopher Marcus, P.C. (admitted pro hac vice) Derek I. Hunter (admitted pro hac vice) 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 edward.sassower@kirkland.com christopher.marcus@kirkland.com derek.hunter@kirkland.com COLE SCHOTZ P.C. Michael D. Sirota, Esq. Warren A. Usatine, Esq. Felice R. Yudkin, Esq. Court Plaza North, 25 Main Street Hackensack, New Jersey 07601 Telephone: (201) 489-3000 msirota@coleschotz.com wusatine@coleschotz.com fyudkin@coleschotz.com Co-Counsel for Debtors and Debtors in Possession UNITED STATES BANKRUPTCY COURT DISTRICT OF NEW JERSEY In re: CYXTERA TECHNOLOGIES, INC., et al., Debtors.8 Chapter 11 Case No. 23-14853 (JKS) (Jointly Administered) 8 A complete list of each of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ claims and noticing agent at https://www.kccllc.net/cyxtera. The location of Debtor Cyxtera Technologies, Inc.’s principal place of business and the Debtors’ service address in these Chapter 11 Cases is: 2333 Ponce de Leon Boulevard, Ste. 900, Coral Gables, Florida 33134.

2 NOTICE OF (A) ENTRY OF THE ORDER CONFIRMING THE FOURTH AMENDED JOINT PLAN OF REORGANIZATION OF CYXTERA TECHNOLOGIES, INC. AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE AND (B) OCCURRENCE OF EFFECTIVE DATE TO ALL CREDITORS, INTEREST HOLDERS, AND OTHER PARTIES IN INTEREST: PLEASE TAKE NOTICE that the Honorable John K. Sherwood, United States Bankruptcy Judge, entered an order confirming the Fourth Amended Joint Plan of Reorganization of Cyxtera Technologies, Inc. and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (as may be modified, the “Plan”) [Docket No. 694], which the Clerk of the United States Bankruptcy Court for the District of New Jersey (the “Court”) docketed on November 13, 2023.9 PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and the related documents may be obtained free of charge by visiting the website of Kurtzman Carson Consultants LLC at https://www.kccllc.net/cyxtera. You may also obtain copies of any pleadings by visiting the Court’s website at https://www.njb.uscourts.gov in accordance with the procedures and fees set forth therein. PLEASE TAKE FURTHER NOTICE that the Effective Date occurred on [[●], 2023]. PLEASE TAKE FURTHER NOTICE that, unless otherwise provided in the Plan, the Confirmation Order, or any other applicable order of the Court or Holders of an Allowed Administrative Claim and the Debtors have agreed otherwise, all requests for payment of Administrative Claims must be Filed and served on the Debtors on or before the Administrative Claims Bar Date: with respect to Administrative Claims other than Professional Fee Claims, the date that is thirty (30) days after the Effective Date; with respect to Professional Fee Claims, shall be forty-five (45) days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims that do not File and serve such a request on or before the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, any purchasers of their assets, or their respective property, and such Administrative Claims shall be deemed compromised, settled, and released as of the Effective Date. Parties exempted from filing requests for payment of Administrative Claims under the Bar Date Order are not required to comply the Administrative Claims Bar Date. PLEASE TAKE FURTHER NOTICE that, unless otherwise provided by a Final Order of the Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be filed with the Court within thirty (30) days after the effective date of such rejection. PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan. 9 Capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

3 PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Post-Effective Date Debtors, and any Holder of a Claim or an Interest and such Holder’s respective successors and assigns, whether or not the Claim or the Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan. [Remainder of page intentionally left blank]

Dated: [_____], 2023 COLE SCHOTZ P.C. Michael D. Sirota, Esq. Warren A. Usatine, Esq. Felice R. Yudkin, Esq. Court Plaza North, 25 Main Street Hackensack, New Jersey 07601 Telephone: (201) 489-3000 Email: msirota@coleschotz.com wusatine@coleschotz.com fyudkin@coleschotz.com KIRKLAND & ELLIS LLP KIRKLAND & ELLIS INTERNATIONAL LLP Edward O. Sassower, P.C. (admitted pro hac vice) Christopher Marcus, P.C. (admitted pro hac vice) Derek I. Hunter (admitted pro hac vice) 601 Lexington Avenue New York, New York 10022 Telephone: (212) 446-4800 Facsimile: (212) 446-4900 edward.sassower@kirkland.com christopher.marcus@kirkland.com derek.hunter@kirkland.com Co-Counsel for Debtors and Debtors in Possession